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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819
April 12, 2013

To Our Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc., which will be held at The Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Wednesday, May 22, 2013, at 10:00 AM, local time.

        The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 25, 2013 will be entitled to notice of and to vote at the Annual Meeting.

        Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the attached Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card.

        Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc. (the "Company") will be held at The Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Wednesday, May 22, 2013, at 10:00 AM, local time, to consider and act upon the following matters:

  1.
  To elect eight directors from among the nominees described in the Proxy Statement;

  2.
  To ratify Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013;

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement; and

  4.
  To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 25, 2013, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the accompanying Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card.

        Your Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission in 2008. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company's Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors,
Hoyt H. Zia Secretary

Dated: April 12, 2013

Your vote is important. To vote your shares, please follow the instructions in the
Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 12, 2013.

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, May 22, 2013

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders, which will be held at The Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Wednesday, May 22, 2013, at 10:00 AM, local time, and any and all adjournments or postponements thereof (collectively, the "Annual Meeting"). We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting. We are mailing a Notice of Internet Availability of Proxy Materials (the "Notice") and are making this Proxy Statement and the proxy card available to stockholders of record entitled to vote at the Annual Meeting beginning on or about April 12, 2013. As used herein, unless the context requires otherwise, the terms "Holdings," "Company," "we," "our," and "us" refer only to Hawaiian Holdings, Inc., and the term "Hawaiian" refers only to Hawaiian Airlines, Inc., Holdings' primary operating subsidiary.

GENERAL INFORMATION

Important Notice Regarding Availability of Proxy Materials

        This Proxy Statement and our Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/17758.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. Accordingly, we are mailing the Notice to stockholders on or about April 12, 2013. All stockholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2012. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.

        On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on the Internet. These proxy materials will be available free of charge.

        If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, attn: Hoyt Zia. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.

Solicitation of Proxies

        Our Board of Directors is soliciting the enclosed proxy.

        We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the "Common Stock"), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice and proxy materials and stockholder questionnaires to the beneficial owners.

Record Date, Quorum and Voting Requirements

        Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the "Special Preferred Stock") at the close of business on March 25, 2013 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were approximately 51,919,060 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. The other proposals require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the symbol "HA."

        Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See "Restriction on Foreign Ownership of Voting Stock." Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the eight director nominees named in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, and FOR the proposal to approve executive compensation by non-binding vote. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors. If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2) or the proposal to approve executive compensation by non-binding vote (Proposal No. 3), your abstention will have the same legal effect as a vote "against" such proposal or proposals.

        Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to certain "discretionary" items, but will not be allowed to vote the shares with respect to certain "non-discretionary" items. The ratification of Ernst & Young LLP as the Company's independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1) and approval of the non-binding vote on executive compensation (Proposal No. 3) are "non-discretionary" items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1) or the non-binding vote on executive compensation (Proposal No. 3).

Restriction on Foreign Ownership of Voting Stock

        Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC Secs. 40102(a)(15), 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.

        Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder's stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.

Special Preferred Stock Designees

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the International Association of Machinists and Aerospace Workers (the "IAM"), the Association of Flight Attendants (the "AFA") and the Air Line Pilots Association (the "ALPA") (collectively, the "Unions") hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a "Special Preferred Stock Designee"). Mr. Samson Poomaihealani is the IAM's designee to the Board of Directors, Mr. William S. Swelbar is the AFA's designee to the Board of Directors and Mr. Brian E. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Dissenters' Rights

        Under Delaware law, you are not entitled to any dissenters' rights with respect to the election of directors described in this Proxy Statement.

Revocability of Proxy

        Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of our Board Committees, is available on the Investor Relations section of our website at http://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding any amendment to, or waiver from, a provision of our Code of Ethics with respect to directors and executive officers, by posting such information on our website, at the address and location specified above.

Board Independence

        The Governance and Nominating Committee and the Board of Directors assess the independence of the directors at least annually. The assessment is based upon the applicable NASDAQ listing standards, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the applicable NASDAQ listing standards and the SEC's director independence standards. The independent directors are named below under "Proposal No. 1: Election of Directors."

Board Leadership Structure

        Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company's President and Chief Executive Officer ("CEO"). When Mr. Dunkerley, who succeeded Mr. Hershfield as CEO, was appointed, we determined that it was in the Company's best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended By-Laws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for facilitating communication between management and the Board of Directors, and representing Board member views to management, among other things.

Meetings of the Board and Committees

        The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has a committee charter developed under the leadership of its committee chair. Copies of the committee charters are available on the Company's website at http://www.hawaiianairlines.com.

        The Board of Directors held seven formal meetings and acted by unanimous written consent once during the year ended December 31, 2012. No director attended less than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are encouraged to attend each annual meeting of stockholders in person. All of our then-current directors attended the 2012 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

        Members acting on the committees of the Board of Directors during the fiscal year ended December 31, 2012 were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Executive Committee
Gregory S. Anderson	Chair		Member
L. Todd Budge(1)	Member	Member
Mark B. Dunkerley				Member
Lawrence S. Hershfield		Member		Chair
Randall L. Jenson	Member
Bert T. Kobayashi, Jr.	Member	Member	Chair
Tomoyuki Moriizumi(2)			Member
Crystal K. Rose		Chair	Member	Member
Richard N. Zwern		Member	Member

(1)
Mr. Budge ceased serving as a member of our Board of Directors on May 24, 2012.

(2)
Mr. Moriizumi was elected to the Board of Directors on May 24, 2012.

Audit Committee

        We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm. The Board of Directors has determined that Mr. Anderson and Mr. Jenson satisfy the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an "audit committee financial expert" on the Audit Committee. The Audit Committee met eight times and did not act by unanimous written consent during the year ended December 31, 2012. The report of the Audit Committee is included on page 58 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers' compensation based on the evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of NASDAQ. The Compensation Committee met four times and did not act by unanimous written consent during the year ended December 31, 2012. The report of the Compensation Committee is included on page 35 of this Proxy Statement.

Governance and Nominating Committee

        The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.

        The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process attached as Exhibit A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, adequately reflects the diversity of the Company's constituencies and the communities in which the Company conducts its business. Diversity, as well as such other factors described above, are reviewed in the context of an assessment of the perceived needs of the Board of Directors or a Board committee at a particular point in time. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective Board members.

        The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled "Stockholder Proposals," stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. In 2012, we engaged a third party to assist us in identifying and evaluating potential nominees.

        The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met five times and did not act by unanimous written consent during the year ended December 31, 2012.

Executive Committee

        The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met five times and did not act by unanimous written consent during the year ended December 31, 2012.

Executive Sessions of the Board of Directors

        The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is rotated among the independent directors.

Communications with the Board of Directors

        Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company's Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.

Role of Board in Risk Oversight

        Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Audit Committee constituted a Risk Oversight Committee and approved an enterprise risk management program in August 2010 to enhance the existing risk management systems and processes and to further strengthen the Board of Directors' ability to identify, assess, and mitigate risks on a Company-wide basis.

        Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the quarterly Board meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our Board committees also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Executive Committee meets regularly to review the progress of and provide guidance to management related to decisions that have been delegated to the Executive Committee by the Board of Directors.

Compensation of Directors

        Under the Company's policy for directors, each non-employee director receives an annual retainer of $45,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends telephonically, in each case, for meetings attended in excess of eight meetings (whether in-person or via telephone) during the twelve month period beginning June 1 of each year. Additionally, the Chairman of the Board of Directors receives an annual retainer of $60,000, the Chair of the Audit Committee receives an annual retainer of $20,000, the Chair of the Compensation Committee receives an annual retainer of $10,000 and the chair of the Governance and Nominating Committee receives an annual retainer of $6,000. The members of the Audit Committee receive an annual retainer of $10,000. The members of the Compensation Committee receive an annual retainers of $8,000 and the members of the Governance and Nominating Committee receive an annual retainer of $5,000.

        The non-employee directors receive an annual automatic equity grant, which commenced with the 2010 annual meeting of stockholders, on the date of each annual stockholders meeting equal to that number of stock units determined by dividing $60,000 by the trailing volume weighted average price of the Company's Common Stock over the 20 consecutive trading days (changed to 30 consecutive trading days starting in 2013) ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year's regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company's standard form of non-employee director stock award agreement.

        Effective in January 2011, the non-employee directors were each granted lifetime positive space flight benefits, up to a maximum of $15,000 per year based upon the fair market value of a ticket in any year, upon retiring from the Board of Directors following (i) completion of a total of at least ten years of Board service or (ii) completion of a total of at least five years of Board service and having reached age 70. Messrs. Hershfield and Jenson, in light of their services and contributions to the Company, have been deemed to have satisfied all vesting requirements so that they will receive the lifetime positive space flight benefits, up to a maximum of $15,000 per year based upon the fair market ticket value in any year, upon their retirement from the Board of Directors.

        The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2012 to the individuals serving on the Board of Directors in 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Gregory S. Anderson	70,000	60,799	—	7,284	(4)	138,083
Brian E. Boyer	45,000	60,799	—	9,704	(5)	115,503
L. Todd Budge(6)	42,000	—	—	8,817	(7)	50,817
Lawrence S. Hershfield	113,000	60,799	—	19,408	(8)	193,207
Randall L. Jenson	55,000	60,799	—	13,041	(9)	128,840
Bert T. Kobayashi, Jr.	69,000	60,799	—	13,630	(10)	143,429
Tomoyuki Moriizumi(11)	33,334	60,799	16,700	—		110,833
Samson Poomaihealani	45,000	60,799	—	5,733	(12)	111,532
Crystal K. Rose	60,000	60,799	—	43,251	(13)	164,050
William S. Swelbar	45,000	60,799	—	—		105,799
Richard N. Zwern	58,000	60,799	—	39,258	(14)	158,057

 Supplemental Director Compensation Table—Outstanding Stock Awards

Name(1)	Aggregate Stock Award Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value ($)
Gregory S. Anderson	10,704	5/24/2012	10,704	60,799
Brian E. Boyer	10,704	5/24/2012	10,704	60,799
Lawrence S. Hershfield	10,704	5/24/2012	10,704	60,799
Randall L. Jenson	10,704	5/24/2012	10,704	60,799
Bert T. Kobayashi, Jr.	10,704	5/24/2012	10,704	60,799
Tomoyuki Moriizumi	10,704	5/24/2012	10,704	60,799
Samson Poomaihealani	10,704	5/24/2012	10,704	60,799
Crystal K. Rose	10,704	5/24/2012	10,704	60,799
William S. Swelbar	10,704	5/24/2012	10,704	60,799
Richard N. Zwern	10,704	5/24/2012	10,704	60,799

Supplemental Director Compensation Table—Outstanding Options

Name(1)	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value ($)
Gregory S. Anderson	9,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
Brian E. Boyer	5,000	11/16/2010	5,000	20,300
Lawrence S. Hershfield	150,000	5/30/2007	15,000	28,050
		5/31/2006	15,000	29,250
		12/19/2005	100,000	203,685
		8/10/2005	20,000	52,800
Randall L. Jenson	110,000	5/30/2007	10,000	18,700
		5/31/2006	10,000	19,500
		12/19/2005	75,000	152,764
		8/10/2005	15,000	39,600
Bert T. Kobayashi, Jr.	14,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
		8/10/2005	5,000	13,200
Tomoyuki Moriizumi	5,000	5/24/2012	5,000	16,700
Samson Poomaihealani	5,000	5/25/2010	5,000	21,350
Crystal K. Rose	25,000	5/30/2007	10,000	18,700
		5/31/2006	15,000	29,250
William S. Swelbar	15,000	5/30/2007	10,000	18,700
		11/16/2005	5,000	10,650
Richard N. Zwern	5,000	8/24/2011	5,000	12,350

(1)
Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)
Represents the grant date fair value of restricted stock units granted to each director in 2012, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2012 in Hawaiian Holdings' 2012 Annual Report on Form 10-K, as filed with the SEC on February 8, 2013, for further discussion related to the assumptions used in our valuation.

(3)
Represents the grant date fair value of stock options granted to each director in 2012, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2012 in Hawaiian Holdings' 2012 Annual Report on Form 10-K, as filed with the SEC on February 8, 2013, for further discussion related to the assumptions used in our valuation. Subject to the directors' continued service, these options vest equally over three years from the grant date. Additional information regarding each director's outstanding stock options appears in the supplemental table above.

(4)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $4,404, and (ii) tax reimbursements in the amount of $2,880.

(5)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $5,405, and (ii) tax reimbursements in the amount of $4,299.

(6)
Mr. Budge ceased serving as a member of our Board of Directors on May 24, 2012.

(7)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $5,290, and (ii) tax reimbursements in the amount of $3,527.

(8)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $10,810, and (ii) tax reimbursements in the amount of $8,598.

(9)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $8,076, and (ii) tax reimbursements in the amount of $4,965.

(10)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $7,360, and (ii) tax reimbursements in the amount of $6,270.

(11)
Mr. Moriizumi was elected to the Board of Directors on May 24, 2012.

(12)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $3,096, and (ii) tax reimbursements in the amount of $2,637.

(13)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $30,473, and (ii) tax reimbursements in the amount of $12,778.

(14)
Represents (i) personal travel on our flights in 2012 with an estimated fair value of $26,480, and (ii) tax reimbursements in the amount of $12,778.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The Board of Directors currently consists of eleven directors, ten of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson, Mr. Brian E. Boyer, Mr. Lawrence S. Hershfield, Mr. Randall L. Jenson, Mr. Bert T. Kobayashi, Jr., Mr. Samson Poomaihealani, Mr. Tomoyuki Moriizumi, Ms. Crystal K. Rose, Mr. William S. Swelbar and Mr. Richard N. Zwern are independent as defined by the NASDAQ listing standards and the applicable rules of the SEC.

        Eight directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Hershfield, Mr. Dunkerley, Mr. Anderson,

Mr. Jenson, Mr. Kobayashi, Mr. Moriizumi, Ms. Rose and Mr. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below.

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the IAM, the AFA and the ALPA hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Samson Poomaihealani is the IAM's designee to the Board of Directors, Mr. William S. Swelbar is the AFA's designee to the Board of Directors and Mr. Brian E. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors

        The name, age as of April 12, 2013, present principal occupation or employment and five-year employment history of each of our directors is set forth below. With the exception of Mr. Moriizumi, each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Name	Age	Position(s)
Lawrence S. Hershfield	56	Chair of the Board of Directors
Mark B. Dunkerley	49	Director, President and Chief Executive Officer
Gregory S. Anderson	56	Director
Randall L. Jenson	44	Director
Bert T. Kobayashi, Jr.	73	Director
Tomoyuki Moriizumi	65	Director
Crystal K. Rose	55	Director
Richard N. Zwern	58	Director
Special Preferred Stock Designees:
Samson Poomaihealani	71	Director (IAM Designee)
William S. Swelbar	54	Director (AFA Designee)
Brian E. Boyer	67	Director (ALPA Designee)

        Lawrence S. Hershfield.    Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC ("RC Aviation Management"), the managing member of RC Aviation LLC ("RC Aviation"). He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011 and serves as an advisor to the Board of Berkadia Commercial Mortgage Servicing Inc., the

third-largest commercial mortgage servicer in the United States, owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and recently was appointed to the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as a member of the Compensation Committee and as Chair of the Executive Committee of the Board of Directors. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.

        Mark B. Dunkerley.    Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian's Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines, including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as Senior Vice President for British Airways' Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawaii Visitors and Convention Bureau, Hawaii Business Roundtable, the Chamber of Commerce of Hawaii and Airlines for America (formerly Air Transport Association of America, Inc.). Mr. Dunkerley received a B.S. in Economics from the London School of Economics (1984) and a Master's degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee of the Board of Directors. Mr. Dunkerley's day-to-day leadership of the Company in his role as Chief Executive Officer allows him to contribute to the Board of Directors a deep understanding of the Company's operations and of the challenges and opportunities facing our business.

        Gregory S. Anderson.    Mr. Anderson was originally appointed as a member of our Board of Directors in August 2002. Mr. Anderson is currently Chief Executive Officer of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities. From 2004 to 2007, Mr. Anderson had been Chief Executive Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was General Manager of El Dorado Investment Company, Arizona's then largest venture capital company. Mr. Anderson serves on numerous boards of both public and private companies. Most recently, Mr. Anderson served as the lead outside director of Sun Healthcare Group, Inc. and currently serves as a director on several civic boards. From 1994 to 2009, he was a director of Bank of Arizona, N.A. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson serves as Chair of the Audit Committee and as a member of the Governance and Nominating Committee of the Board of Directors. Mr. Anderson's experience as the Chief Executive Officer of numerous companies gives him insight into the challenges facing our management, his finance background and expertise allow him to provide effective leadership to our Audit Committee, and his experience as a member of a number of public and private company Boards of Directors makes him a valuable member of our Board of Directors and our Governance and Nominating Committee.

        Randall L. Jenson.    Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. In July 2011 he was appointed and currently serves as President and Chief Financial Officer of Berkadia, a company engaged in the origination and servicing of commercial mortgages which is a joint venture of Berkshire Hathaway and Leucadia National Corporation. He is co-founder and currently serves as President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies. Since June 2004, he has been the Vice President and Secretary of RC Aviation Management, the managing member of RC Aviation. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999 he served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from the Harvard University Graduate School of Business Administration (1997). Mr. Jenson serves as a member of the Audit Committee of the Board of Directors. Mr. Jenson's familiarity with our business from his prior service as our Chief Financial Officer and Treasurer, allows him to contribute to the Board of Directors a valuable perspective on the financial operations of our business.

        Bert T. Kobayashi, Jr.    Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi Sugita & Goda in Honolulu, Hawaii. He currently is a director of First Hawaiian Bank (1974 to present) where he serves on the Executive Committee, BancWest Corporation (1991 to present) where he serves on the Audit Committee, Friends of Hawaii Charities, Inc. (2010 to present) where he serves on the Executive Committee, and 'Ahahui Koa Anuenue (July 2002 to June 2009 and July 2010 to present), the non-profit fundraising partner of the University of Hawai'i at Manoa Athletics Department, where he serves on the Executive Committee. Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Air Lines) and on the Board of Directors of Schuler Homes (from 1992 to 2001, when it merged with Western Pacific). He formerly sat as Chairman of the State of Hawaii Judicial Selection Commission. Mr. Kobayashi has a J.D. from the University of California, Hastings College of Law (1965) and a B.A. from Gettysburg College (1962). Mr. Kobayashi serves as a member of the Audit Committee and the Compensation Committee, and as Chair of the Governance and Nominating Committee of the Board of Directors. Mr. Kobayashi's legal expertise as a senior partner at the law firm of Kobayashi Sugita & Goda, his membership on the Board of Directors of First Hawaiian Bank and the Board of Directors and Audit Committee of BancWest Corporation, and his extensive experience in the airline industry, makes him an experienced and skilled advisor to our Board of Directors, Audit Committee, Compensation Committee and Governance and Nominating Committee.

        Tomoyuki Moriizumi.    Mr. Moriizumi has been a member of our Board of Directors since May 2012. Mr. Moriizumi currently serves as a director of Kadokawa Group Holdings, Inc. (2011 to present), a diversified media and entertainment conglomerate in Japan with operations in publishing, film and interactive media. From March 2011 to March 2012, Mr. Moriizumi served as an advisor to Japanese trading company Sumitomo Corporation in the media, network and lifestyle retail business unit. From 2003 through 2011, he served as President and Chief Executive Officer of Jupiter Telecommunications Co. Ltd., a cable system operator in Japan. From 2000 through 2003, Mr. Moriizumi served as President and Chief Executive Officer of Jupiter Programming Co., Ltd., a multiple television channel operator in Japan. From 1996 through 2000, he served as Founding

President of Jupiter Shop Channel Co., Ltd., a Japanese television shopping company. Prior to entering the telecommunications industry, Mr. Moriizumi served as Senior Vice President (from 1993 to 1996) and chairman (from 1995 to 1996) of Phoenixcor Inc., a provider of financial services to middle market leasing and bio/medical ventures. Mr. Moriizumi holds a B.A. in languages from Sophia University, Tokyo (1970). Mr. Moriizumi serves as a member of the Governance and Nominating Committee of the Board of Directors. Mr. Moriizumi's extensive experience as a senior executive achieving significant business growth, experience serving on various boards of directors for both public and U.S.-Japanese joint venture companies, knowledge of the Japanese media and entertainment industry and adept reading of consumer tastes and trends make him an experienced advisor to our Board of Directors and Governance and Nominating Committee and allow him to provide valuable insight on Japanese consumer needs.

        Crystal K. Rose.    Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Lung Rose & Holma (1986 through present). Ms. Rose is currently the Chair of the board of directors of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the audit, compensation and governance committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co, Ltd. Ms. Rose also serves on several civic boards. Ms. Rose has a J.D. from the University of California, Hastings College of Law (1982) and a B.S. from Willamette University (1979). Ms. Rose serves as Chair of the Compensation Committee of the Board of Directors and as a member of the Governance and Nominating Committee and the Executive Committee. Ms. Rose's legal experience, as a partner with Bays Lung Rose & Holma, as well as her experience as a director and Chair of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee and Executive Committee.

        Richard N. Zwern.    Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern is Worldwide Director—Executive Development at WPP, the world's largest communications and marketing services group. Mr. Zwern has spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu-based Communications-Pacific in 1980, acquired the firm with a partner in 1983, and served as president. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as Chief Executive. Mr. Zwern is a graduate of the University of Southern California and holds an M.B.A. from the University of Hawaii. He serves on the Board of Directors and is a member of the Executive Committee of the Hawaiian Humane Society. He also acts as a strategic advisor to Ho'okele Health Innovations, LLC, a Hawaii based healthcare coordination and technology company. Mr. Zwern serves as a member of the Audit Committee and Compensation Committee of the Board of Directors. Mr. Zwern's deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on these aspects of our business to the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE EIGHT DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

Special Preferred Stock Designees

        Samson Poomaihealani.    Mr. Poomaihealani has been a member of our Board of Directors since May 2010. He previously served on the board of HAL, Inc., predecessor of Hawaiian Holdings, Inc., from 1990 to 2004. He was the chief contract negotiator and Assistant General Chairman of the Airline Machinists District 141 of the IAM from 1987 through 2001 and was an Executive Board member of the IAM District Lodge 141 from 1985 to 2001. He also served as President and Executive Board member of the IAM Local Lodge 1979 from 1985 to 1988, and as the IAM Grand Lodge

Representative Transportation Territory from 2001 to 2009. Mr. Poomaihealani is the IAM's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        William S. Swelbar.    Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology's International Center for Air Transportation. Prior to his MIT appointment, Mr. Swelbar enjoyed a 25-year consulting career specializing in distressed labor negotiations and regulatory issues governing air transport. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and has an M.B.A. from The George Washington University (1988). Mr. Swelbar is the AFA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        Brian E. Boyer.    Mr. Boyer has been a member of our Board of Directors since November 2010. He is Chairman of the Board of Planes of Fame Air Museum (August 2008 to present), where he also served as Interim General Manager (May 2010 through December 2012). From 1999 to September 2008, Mr. Boyer served as a management consultant to Planes of Fame Air Museum, Cerritos College, Advanced Metal Forming Technologies and Paramount Saw Corporation. From 1993 to 1998, he worked with Northrop Grumman Corp., holding positions of Vice President of Aircraft Product Support, President of Northrop Grumman Field Support Services, Inc. and President of Northrop International Aircraft, Inc. From 1986 to 1993, Mr. Boyer held various executive assignments in Northrop Corporation's Aircraft Division, including responsibility for Manufacturing Operations, Materiel, Long Range and Operational Master Planning, and Program Management. He previously held various technical and management assignments in engineering and systems development in the Aircraft Division, having started with Northrop in 1969. Mr. Boyer has previously served on the board of directors for Vought Aircraft Corporation, Northrop World Wide Aircraft Services, Inc., Northrop International Aircraft, Inc., and Northrop Grumman Field Support Services, Inc. He graduated from the Harvard Business School's Advanced Management Program (1993) and holds a B.S. in Aircraft Maintenance Engineering from Northrop Institute of Technology (1969). He also earned an Operations Management Certificate from the University of California, Los Angeles (1977), and is a graduate of the Managerial Policy Institute, University of Southern California (1981). Mr. Boyer is the ALPA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

 EXECUTIVE OFFICERS

        The following table sets forth the names, ages as of April 12, 2013 and all positions and offices with the Company held by the Company's present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	49	President and Chief Executive Officer of Holdings and Hawaiian
Scott E. Topping	49	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian
Peter R. Ingram	46	Executive Vice President and Chief Commercial Officer of Hawaiian
Ronald Anderson-Lehman	49	Senior Vice President and Chief Information Officer of Hawaiian
Barbara D. Falvey	54	Senior Vice President, Human Resources of Hawaiian
Charles R. Nardello	60	Senior Vice President, Operations of Hawaiian
Glenn G. Taniguchi	70	Senior Vice President, Marketing and Sales of Hawaiian
Hoyt H. Zia	59	Secretary of Holdings and Senior Vice President, General Counsel and Corporate Secretary of Hawaiian

        The following is information with respect to the Company's executive officers who are not also directors of the Company:

        Scott E. Topping.    Mr. Topping became the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian effective as of October 31, 2011. Mr. Topping had worked at Southwest Airlines Co. for 16 years prior to joining the Company, most recently as Vice President Treasurer, a position that he had held since 2006. Mr. Topping received an M.B.A. from the University of Texas at Austin (1989) and a B.S. in Agriculture from Kansas State University (1985).

        Peter R. Ingram.    Mr. Ingram became the Executive Vice President and Chief Commercial Officer of Hawaiian effective as of October 31, 2011. Previously, Mr. Ingram had served as Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian since November 16, 2005. Mr. Ingram had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance-related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).

        Ronald Anderson-Lehman.    Mr. Anderson-Lehman became the Senior Vice President and Chief Information Officer of Hawaiian in June 2012. Previously, Mr. Anderson-Lehman worked at Continental Airlines for 10 years prior to joining Hawaiian, most recently as Senior Vice President and Chief Information Officer, a position that he held from 2006 to 2010. Mr. Anderson-Lehman has over 25 years of experience in the airline and travel technology industry, having started his aviation career with United Airlines in April 1986. Mr. Anderson-Lehman received a B.S. in Computer Science and a minor in Mathematics from Iowa State University (1985).

        Barbara D. Falvey.    Ms. Falvey became Hawaiian's Senior Vice President—Human Resources in July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent three years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars

World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and an M.S. in Organization Development from Pepperdine University (2003).

        Charles R. Nardello.    Mr. Nardello became Senior Vice President—Operations of Hawaiian in October 2007. He joined Hawaiian in February 2004 and most recently served as Vice President of Maintenance and Engineering, a position he held from February 2004 to October 2007. Mr. Nardello has more than 30 years of diversified aviation management experience, including 23 years at US Airways. In addition, he is a 22-year U.S. Air Force veteran having served as an active duty member for six years, followed by 16 years in the active reserves with the Pennsylvania Air National Guard before retiring in 1996. His military record is distinguished by service in both Operation Desert Shield and Operation Desert Storm. Mr. Nardello holds a B.A. in Political Science from the University of Connecticut (1974) and an M.S. in Systems Management from University of Southern California (1978).

        Glenn G. Taniguchi.    Mr. Taniguchi became Senior Vice President—Marketing and Sales of Hawaiian in November 2006. He started his career at Hawaiian in 1966. He has served in a variety of roles during his 30-plus years at Hawaiian, most recently as Vice President of Schedule Planning, the position he held from 1995 to 2006. In his current position, Mr. Taniguchi is responsible for overseeing Hawaiian's schedule planning and sales activities, including flight scheduling, pricing, reservations and field sales for passenger operations. Mr. Taniguchi has a B.A. in Business Administration from the University of Hawaii (1966).

        Hoyt H. Zia.    Mr. Zia became Holdings' Secretary and Hawaiian's Senior Vice President, General Counsel and Corporate Secretary effective on February 8, 2007. From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawaii Business magazine. Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over 18 years practicing law as in-house counsel with corporations like Amfac/JMB Hawaii, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, U.S. Department of Commerce, and in private practice. Mr. Zia received a B.A. in East Asian Studies from Dartmouth College (1975) and a J.D. from UCLA School of Law (1981), and he served as a U.S. Marine Corps officer from 1975 to 1978.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Summary

  Pay for Performance

        The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers' compensation opportunity is based on variable pay.

  Corporate Governance Best Practices

        Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, recent improvements to the Company's executive compensation program include:

  •
  For our CEO, effective with his new November 2012 employment agreement, moving to annual consideration of equity grants instead of an up-front larger equity grant intended to cover multiple years as in his prior employment agreements.

  •
  Ahead of the required July 1, 2013 effective date under Nasdaq final rules finalized in January 2013, the Compensation Committee in February 2013 considered any potential conflict of interest posed by its compensation consultant and outside legal counsel, based upon the independence factors specified under the Nasdaq final rules.

  •
  Consistent with the direction of 97% of stockholder votes cast in 2011 and consistent with management's recommendation to our stockholders, adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this 2013 proxy statement.

  •
  Capping our annual incentive compensation payout at 200% of the target award opportunity for any individual participant, commencing in 2011 (the CEO's annual incentive is capped at 200% of base salary). This is in addition to the overall aggregate payout cap of 133% of the amount allocated to the incentive pool.

  •
  Establishing stock ownership and share retention guidelines for executive officers and our non-employee directors in 2011.

  •
  Eliminating the golden parachute excise tax gross-up for our president and chief executive officer, Mr. Dunkerley, effective as of May 25, 2011.

  •
  Moving from single-trigger equity compensation vesting on a change in control to double-trigger vesting (triggered upon certain terminations of employment following a change in control) for equity grants made to Mr. Dunkerley in 2010, and for the rest of our named executive officers in 2011.

  •
  Making 100% of Mr. Dunkerley's 2012 and 2013 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

  •
  Making a substantial portion of other executive officers' 2012 and 2013 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

  •
  Engaging Frederic W. Cook & Co. assist the Compensation Committee with its evaluation of the Company's compensation programs and policies, including the programs and policies for non-executive officers, with respect to potential risks the programs and policies may create.

  •
  Implementing a clawback policy to recover certain compensation in the event of a financial restatement.

Introduction

        We operate in a highly competitive industry and recognize that effective compensation strategies are critical in attracting and retaining key employees and maximizing stockholder value creation. The primary objectives of our compensation program, including our executive compensation program, are to attract, retain and motivate the best people available in order to help the Company achieve its long-term goals and objectives. Our executive compensation program is designed to reward achieving specific goals set for the Company as well as those set for individual executives. We reward executive performance which meets or surpasses these established goals in order to align the interests of our executives with the long term interests of our stockholders. We also seek to ensure that total compensation provided to our key executives remains competitive relative to the compensation paid to similarly situated executives in the overall market and among our peer companies. As used herein, the phrase "our executives" refers to the executive officers of Hawaiian and the Company.

Employment Agreements

        The compensation paid in 2012 to certain of our named executive officers is determined, in part, by the terms set forth in employment agreements that were negotiated at arm's length between the Company and each such named executive officer. The Compensation Committee believes that having employment agreements with these named executive officers provides the Company and such executives with valuable expectations regarding the employment relationship and the potential benefits named executive officers may receive based upon their contributions to the success of the Company. The Compensation Committee reviews and approves any such employment agreements and any amendments thereto prior to the Company entering into them with its named executive officers.

Mr. Dunkerley's Employment Agreement

        In 2012, due to the pending lapse of his prior employment agreement with the Company scheduled for November 7, 2013, the Compensation Committee negotiated and the Company entered into a new employment agreement with our chief executive officer, Mark Dunkerley (the "New Agreement"). The New Agreement commenced on November 15, 2012 and is scheduled to expire on January 1, 2017.

        For the first part of 2012, pursuant to his prior employment agreement, Mr. Dunkerley received an annual base salary of $600,000. Commencing on November 15, 2012, Mr. Dunkerley's annual base salary was increased to $625,000. The Compensation Committee determined to increase Mr. Dunkerley's base salary after reviewing relevant executive compensation benchmarking data provided by Frederic W. Cook & Co, its independent compensation consultant. The Compensation Committee also noted that Mr. Dunkerley's base salary was last increased in 2010, and had remained flat in 2011 and the first part of 2012.

        In 2012, pursuant to the New Agreement and consistent with his prior agreement, Mr. Dunkerley was eligible to receive an annual incentive compensation payment of one hundred and twenty-five percent (125%) for satisfactory performance and a maximum of two hundred percent (200%) of his annual base salary, if he achieved certain targets established by the Compensation Committee.

        Mr. Dunkerley also received equity awards in connection with the New Agreement. These are described in detail below under the heading "2012 Equity Compensation."

        The potential severance and change in control benefits payable to Mr. Dunkerley under the New Agreement are described below under the heading "Mr. Dunkerley's Severance and Change in Control Benefits Under the New Agreement."

Mr. Topping's Employment Terms

        In connection with Mr. Topping's employment, he is receiving an annual base salary of $330,000. In addition, he was provided reimbursement of up to $70,000 to cover his reasonable out-of-pocket relocation expenses, including related taxes (which reimbursement was required to be repaid if Mr. Topping voluntarily resigned or was terminated for cause within the first twelve months of his employment) and a one-time $50,000 housing budget to cover temporary housing-related expenses before he secured permanent housing in Hawaii. In fiscal year 2012, Mr. Topping was eligible for an annual bonus equal to 75% of his base salary if he achieved certain targets established by the Compensation Committee.

Mr. Ingram's Employment Agreement

        Pursuant to Mr. Ingram's employment agreement, Mr. Ingram is entitled to an annual base salary and can expect to receive a target incentive compensation payment of seventy-five percent (75%) of his annual base salary, if he achieves certain targets to be established by the Compensation Committee each year. Commencing in February, 2012, Mr. Ingram received an annual base salary of $400,000, which was increased from his prior base salary of $370,000 in connection with his promotion to Executive Vice President and Chief Commercial Officer of the Company on October 31, 2011.

Ms. Falvey's Employment Terms

        In connection with Ms. Falvey's employment, she is receiving an annual base salary of $300,000, and can expect to receive a target incentive compensation payment of sixty percent (60%) of her annual base salary, if she achieves certain targets to be established by the Compensation Committee each year.

Mr. Taniguchi's Employment Terms

        In connection with Mr. Taniguchi's employment, he is receiving an annual base salary of $320,000, and can expect to receive a target incentive compensation payment of sixty percent (60%) of his annual base salary, if he achieves certain targets to be established by the Compensation Committee each year.

        The Compensation Committee works closely with its independent compensation consultant, Frederic W. Cook & Co. and management to design a pay-for-performance oriented executive compensation program to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies; and (ii) linking executives' compensation with our financial, operating and competitive performance. Our compensation program is designed to reward individual and corporate performance and to create incentives for both operating performance in the current year and for the long-term benefit of our business so as to align the interests of management with the long term interests of stockholders.

Elements of Compensation

        Currently, the principal components of our executive compensation program (each discussed more fully below) are:

  •
  annual base salary,

  •
  short-term incentive compensation in the form of performance incentive payments payable in cash and/or stock units each year,

  •
  long-term incentive compensation in the form of equity based awards,

  •
  severance and change in control benefits,

  •
  personal benefits or perquisites, and

  •
  general benefits.

Determining Amount of Each Element of Compensation

        In negotiating the terms of employment agreements with our named executive officers and determining the amount of any incentive, equity based or other additional compensation, the Compensation Committee reviews publicly available information regarding other companies with which we compete and other publicly-traded corporations located in Honolulu, Hawaii; assesses our overall financial condition and the financial condition of the airline industry in general; consults, when appropriate, with its independent compensation consultant and with outside executive compensation counsel; and, for compensation payable to other named executive officers, consults with our Chief Executive Officer. Although some elements of named executive officers' compensation resulting from such negotiation may vary due to specific requirements and concerns of such named executive officers, the Compensation Committee strives to set an overall compensation package informed by the processes described above.

        In November 2011, the Compensation Committee reviewed a benchmarking study conducted by Frederic W. Cook & Co., the Compensation Committee's independent compensation consultant. The Compensation Committee reviewed and considered the information provided in this study when it established 2012 compensation levels for the named executive officers. When setting 2012 compensation levels, the Compensation Committee considered data from (1) a "main" peer group of 10 similarly sized airlines and related companies in the transportation industry and (2) general industry survey data from Towers Watson containing companies with annual revenues between $1 billion and $3 billion.

        The following 10 companies made up the "main" peer group: Air Transport Group, Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide, Hub Group, JetBlue Airways Corporation, Pacer, Pinnacle Airlines, Republic Airways Holdings, Inc. and SkyWest, Inc.

        The Compensation Committee also reviewed data from a peer group of 5 major independent airlines—AMR Corporation, Delta Airlines, Inc., Southwest Airlines Co., United Continental Holdings and US Airways Group, Inc.—for benchmarking pay practices and company performance, but not for compensation data. These airlines are substantially larger than the Company, so the Compensation Committee did not use this group of companies to benchmark named executive officer compensation levels.

        Finally, the Compensation Committee monitored compensation levels at three local publicly-traded Hawaiian companies—Alexander and Baldwin, Bank of Hawaii, and Hawaiian Electric Industries. The Compensation Committee uses this group to monitor local compensation trends but does not use this group to benchmark named executive officer compensation levels.

Compensation Consultants

        The Compensation Committee has engaged the independent compensation consulting firm of Frederic W. Cook & Co. to assist it in executive compensation matters. In 2012, Frederic W. Cook & Co. served only the Compensation Committee and provided no services to the Company other than the services it provides to the Compensation Committee.

Compensation Committee Adviser Independence

        The Compensation Committee has considered the independence of Frederic W. Cook & Co. pursuant to Nasdaq rules finalized in January, 2013 and related SEC rules finalized in 2012, and has found no conflict of interest in Frederic W. Cook & Co.'s continuing to provide advice to the Compensation Committee.

        The Compensation Committee is also regularly advised by the Company's primary outside legal counsel, Wilson Sonsini Goodrich & Rosati. The Compensation Committee has considered the independence of Wilson Sonsini Goodrich & Rosati pursuant to Nasdaq rules finalized in January, 2013 and related SEC rules finalized in 2012, and has found no conflict of interest in Wilson Sonsini Goodrich & Rosati's continuing to provide advice to the Compensation Committee. The Compensation Committee intends to reassess the independence of its advisers at least annually.

Annual Base Salary

        Base salary levels for our named executive officers are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer's responsibility and are subject to increase based upon individual and Company performance. Each named executive officer's base salary for 2012 is reported in the Summary Compensation Table below.

        The Compensation Committee increased the following named executive officers' base salaries in 2012: (i) commencing November, 2012, Mark B. Dunkerley, the Company's President and Chief Executive Officer received an annual base salary increase from $600,000 to $625,000 in connection with the approval of the New Agreement, (ii) Peter Ingram received an annual base salary of $400,000, which was increased from his prior base salary of $370,000 in connection with his promotion to Executive Vice President and Chief Commercial Officer of the Company on October 31, 2011, (iii) Glenn G. Taniguchi, the Senior Vice President—Marketing and Sales of Hawaiian, from $290,000 to $320,000, and (iv) Barbara D. Falvey, the Company's Senior Vice President—Human Resources, from $290,000 to $300,000. In 2012, the Compensation Committee, due to his recent hire in late 2011, maintained the base salary of Mr. Scott Topping, our Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian at $330,000. As described above, we have entered into employment agreements with certain of our named executive officers which provide for, among other things, an initial annual base salary and an annual target incentive payment (expressed as a percentage of base salary) for each such executive.

Short-Term Incentive Compensation

        Short-term incentive compensation consists of an annual "balanced scorecard" performance incentive plan. Annual performance incentives are awarded under our 2006 Management Incentive Plan (the "2006 Incentive Plan"), which was initially approved by our stockholders at our May 31, 2006 stockholders meeting and was reapproved by our stockholders on May 31, 2011. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the executives to participate in the 2006 Incentive Plan (after considering the recommendations of the Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation payable to any participant, to provide for payment of incentives in cash, in stock or in units, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.

  2012 Annual Incentive Compensation

        The Company's Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President—Human Resources, informed by the Compensation Committee's compensation consultant Frederic W. Cook & Co., collaborated in determining the financial and non-financial performance criteria to be used to implement the Company's 2012 incentive compensation program.

        In 2012, the achievement of financial and non-financial corporate performance goals were weighted as to 55% for the corporate financial goals and as to 45% for the corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would result in payment of the other named executive officers' bonus at the target level set forth in his or her employment agreement or as otherwise determined by the Compensation Committee if the incentive compensation pool was funded at 100% (as described more fully below) based on the Company's earnings before interest, taxes, amortization, depreciation and rent (EBITDAR); payment would be prorated for achievement above or below the target levels, with the maximum payout determined by the amount available from the Company's bonus pool. In 2012, Mr. Dunkerley's individual performance was weighted at 20% and corporate performance was weighted at 80%, Messrs. Topping's and Ingram's individual performances were weighted at 25% and corporate performances were weighted at 75%, and Ms. Falvey's and Mr. Taniguchi's individual performances were weighted at 40% and corporate performances were weighted at 60%. Mr. Dunkerley's maximum bonus for 2012 was limited by the terms of the New Agreement and his prior employment agreement to no more than 200% of his annual base salary. Moreover, in 2012 the Compensation Committee limited the maximum bonus for 2012 for all other participants to 200% of target and limited the maximum aggregate bonus pool payout to 133% of target. The Compensation Committee imposed these caps after considering market data, the advice of its independent compensation consultant, and corporate governance best practices.

        The Compensation Committee approved a 2012 incentive payment pool dependent on achieving EBITDAR (a non-GAAP financial measure) milestones. The incentive pool applies to all annual incentives for all Company employees participating in the incentive compensation program, not just the named executive officers. The Company's EBITDAR can be calculated by adding the Company's interest expense, depreciation and amortization expense and aircraft rent expense to its income before income taxes, each as reported in the financial statements to the Company's 2012 Annual Report on Form 10-K, filed on February 8, 2013, and excluding any payments to be made under the 2012 incentive payment pool. If the minimum EBITDAR threshold established by the Compensation Committee was not exceeded, the bonus pool would not be funded and no bonuses would be payable to the employees participating in the incentive compensation program, including our named executive officers. For 2012, for the Company's incentive pool to be funded, the Company's EBITDAR had to exceed a minimum threshold established by the Compensation Committee of $290 million (increased from $190 million in 2011). Meeting this minimum funding threshold would result in a $0.95 million allocation to the Company's incentive pool. For each increment (or portion thereof) of $5 million of EBITDAR obtained in excess of this threshold, an additional amount would be allocated to the incentive pool based on a scale determined by the Compensation Committee when the plan was adopted. Based on the Company's attained EBITDAR of $318 million for 2012, the Company's incentive pool was allocated $1.7 million.

        The corporate financial criteria and the 2012 targets established by the Compensation Committee are described in the table below. Each of these financial performance goals is weighted equally, as shown below. For purposes of certain of these measures that compare the Company's performance with that of its peers, the Company's peer group consists of Alaska Air Group, Inc., Allegiant Travel Company, AMR Corporation, Delta Airlines, Inc., JetBlue Airways Corporation, Southwest Airlines Co., United Continental Holdings and US Airways Group, Inc.

Corporate Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Financial Performance			55%
EBITDAR Margin	Comparative ranking with selected carriers	4th - 6th	25%	4th
Revenue per Available Seat Mile (RASM)	Absolute	98% - 102% of target	25%	95.1% of target
Cost per Available Seat Mile—Fuel Adjusted (CASM)	Absolute	99% to 101% of target	25%	96.8% of target
Return on Invested Capital	Percentage	8 - 9%	25%	11.0%

        The corporate non-financial performance criteria and the 2012 targets established by the Compensation Committee are divided into three categories, Customer Satisfaction, Confidence Among Stakeholders and Operational Excellence, and are described in the table below. To determine the named executive officer's incentive compensation attributable to the 45% weighted corporate performance score for non-financial performance, such non-financial performance goals are weighted as shown below.

Corporate Non-Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Customer Satisfaction			15%
Travel and Leisure Magazine (TL) and Conde Nast (CN) Surveys	Published ranking with other carriers serving Hawaii	2nd	25%	#1 to Hawaii, #3 nationally (in both TL and CN Surveys)
Airline Quality Rankings Survey	Comparative ranking with other carriers	4th - 7th	25%	5th
Customer Satisfaction Score (Company survey of customers)	Overall numerical rating of three monthly customer surveys (annual average of monthly scores on a 10 point scale)	7.8 - 8.7	50%	8.9
Confidence Among Stakeholders			15%
Employee Survey	Survey scores on questions regarding employee satisfaction (10 point scale)	7.5 - 8.5	11%	7.9
Total Hours of Lost Time as a Percent (%) of Paid Hours	Average monthly lost time hours as a result of occupational injury as a Percent (%) of Paid Hours	0.29% - 0.24%	11%	0.24%
Total Sick Pay	Percentage of Total Payroll	3.25 - 3.75%	11%	3.73%
Overhead	Percentage of Revenue	12.5% - 14%	33%	12.16%
Number of Regulatory Infractions and A4A Reported Damage	A4A standard measure, reportable mishaps plus regulatory fines (annual number)	31 - 37	17%	36
Number of Sarbanes-Oxley Compliance Infractions	Number and type of issue	No Material Weakness	17%	No Material Weakness
Operational Excellence			15%
Operational Performance Score	Overall numerical score (annual average of monthly scores)	6.3 - 6.6	50%	6.4
On-time Arrivals (DOT Survey)	Published comparative ranking with other carriers	2nd - 3rd	16.67%	1st
Baggage Handling (Baggage Irregularity Reports, DOT Survey)	Published comparative ranking with other carriers	3rd	16.67%	6th
Cancellations (DOT Survey)	Published comparative ranking with other carriers	3rd	16.67%	1st

        For 2012, the Compensation Committee measured the individual performance of our Chief Executive Officer based on its review of Mr. Dunkerley's performance relative to the Company's strategic objectives and the Company's overall performance. The Chief Executive Officer established the criteria upon which to measure the individual performance of each of the other named executive officers. Individual objectives for each of the named executive officers other than the Chief Executive Officer and Mr. Topping reflect each named executive officer's departmental and corporate responsibilities. Mr. Ingram's individual performance objectives were related to the Company's revenue performance compared to goals. Mr. Taniguchi's individual performance objectives were related to the Company's sales and marketing needs. Ms. Falvey's individual performance objectives were related to the Company's human resources department and including working closely with the Compensation Committee, managing employee training initiatives, assisting in labor negotiations and recruiting for open positions.

        Regarding individual performance, our Chief Executive Officer met with and evaluated each other named executive officer's performance on two separate occasions during 2012 and/or the first quarter of 2013 and recommended overall individual performance scores to the Board for approval based on his assessment of each named executive officer's performance relative to their individual objectives. The score for Mr. Dunkerley was based on a determination by the Compensation Committee of Mr. Dunkerley's overall performance, taking into account the Company's performance relative to its peers. Each named executive officer was awarded a score for individual performance based on a scale from 1.0 to 4.0.

        For 2012, the Company's weighted average score for corporate financial and non-financial performance goals was 1.33. Based on their individual performance scores, the Company's performance relative to the financial and non-financial corporate performance goals and the funding of the Company's incentive pool as a result of the Company's attained EBITDAR, each named executive officer received the amount reported under the heading "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table included herein.

        The Compensation Committee believes that the annual incentives paid to its named executive officers for fiscal year 2012 are appropriate in light of the Company's and each individual's performance in 2012.

Long-Term Incentive Compensation

        The Compensation Committee believes that granting equity-based awards creates an incentive to promote our long-term interests and generally aligns the potential economic benefit to be derived therefrom by our executives with those of the stockholders. Equity-based awards are granted by the Compensation Committee to our named executive officers (other than our Chief Executive Officer) after considering the recommendations of our Chief Executive Officer.

  2012 Equity Compensation

        For fiscal 2012, the Compensation Committee determined to base equity awards on a combination of time-based and performance-based restricted stock units. The Compensation Committee determined that both the performance-based and time-based restricted stock unit grants provide a retention tool in that the time-based restricted stock unit grants vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to the employee's continued service, and the performance-based restricted stock unit grants are subject to performance-based vesting, allowing for the performance portion to range between 0% and 200% of the performance tranche subject to the employee's continued service. Such restricted stock units accelerate vesting upon a double-trigger (certain terminations of employment following a change in control).

        In February 2012, the Compensation Committee, following consultation with Frederic W. Cook & Co., granted restricted stock units ("RSUs") to Mr. Ingram, Mr. Topping, Ms. Falvey and Mr. Taniguchi as part of the Company's annual grant practice (described more fully under the heading "Determination of Equity-Based Awards Grant Dates," below). Mr. Topping received 55,032 RSUs, Mr. Ingram received 56,604 RSUs, and each of Ms. Falvey and Mr. Taniguchi received 38,522 RSUs. Fifty percent of the RSUs granted were time-based and fifty percent were performance based. With respect to the performance-based RSUs, they can be earned, subject to satisfying the performance metric, from 0% to 200% of the covered shares. Accordingly, the maximum number of shares that may potentially be earned subject to the RSUs addressed above is 82,547 shares for Mr. Topping, 84,906 shares for Mr. Ingram, and 57,783 shares for each of Ms. Falvey and Mr. Taniguchi. The time-based RSUs described above vest in 33 1/3% increments on each of the first three anniversaries of the grant date, subject to such named executive officer remaining employed by the Company, with the vested RSUs being delivered to such executive on each such vesting date, subject to any delay required to avoid the imposition of additional taxes. The performance-based RSUs vest, to the extent the performance metric has been achieved, on the third anniversary of the grant date, subject to the Compensation Committee's prior written certification as to the extent to which the performance metric has been achieved, with the vested RSUs being delivered to such executive on the vesting date, subject to any delay required to avoid the imposition of additional taxes. In the event of a double-trigger, all of an executive's RSUs become fully vested (and with respect to the performance-based RSUs at the target, not the maximum, level if the performance period has not yet ended) subject to such executive's execution of a release of claims and will be delivered to such executive on the 29th day following such executive's employment termination date or such later date as is required to avoid the imposition of additional taxes. Any unpaid RSUs are forfeited automatically if the named executive officer is terminated for cause.

        Additionally, in November 2012, the Compensation Committee granted Mr. Dunkerley a restricted stock unit award covering 176,367 shares of Company common stock (the "First Award") and a second restricted stock unit award covering a target of 88,184 shares, up to a maximum of 150% of such target number (the "Second Award"). The First Award becomes eligible to vest if the Company achieves pre-tax net profits, determined in accordance with U.S. generally accepted accounting principles, of at least $1,000,000 over any two consecutive Company fiscal quarters that begin after the grant date and prior to January 1, 2017 (the "Performance Goal"). Upon achievement of the Performance Goal, the Shares covering the First Award will vest as to 2/3 on November 15, 2014, and as to the remaining 1/3 on November 15, 2015, subject to Mr. Dunkerley's continued employment through each relevant date. If the Performance Goal is not yet achieved as of a scheduled vesting date, the portion of the First Award that otherwise could have vested on such vesting date will remain eligible to vest and will vest, if the Performance Goal is deemed achieved (which achievement must occur no later than January 1, 2017), as of the date of determination of such achievement.

        The Second Award becomes eligible to vest (1) if the Company achieves the Performance Goal prior to the Committee's first regularly scheduled meeting after November 15, 2015 (but no more than sixty days following such date), and (2) based on the Company's relative total stockholder return, which is determined by the Company's 30-trading day trailing volume-weighted average stock price on November 15, 2015, divided by such price as determined on November 15, 2015 (the "TSR" and such three-year period, the "Performance Period"), in relation to the TSR of certain other companies. The Company's TSR will be ranked in comparison to the TSRs of: Allegiant Travel Company, Delta Airlines, Inc., United Continental Holdings, Republic Airways Holdings, Inc., US Airways Group, Inc., Southwest Airlines Co., Alaska Air Group, Inc., JetBlue Airways Corporation, SkyWest, Inc., and Spirit Airlines, Inc. (the "Carriers"). 100% of the target shares become eligible to vest if the Company's TSR achieves or ties at the fourth, fifth or sixth rank among the Carriers. The following percentage of the target Shares will become eligible to vest upon achievement of the following ranks with respect to the Company's TSR relative to the Carriers' TSRs: the maximum of 150% of target Shares upon achieving or tying at the first rank among the Carriers; 130% of target Shares upon achieving or tying at the second rank among the Carriers; 120% of target Shares upon achieving or tying at the third rank among the Carriers; 70% of target Shares upon achieving or tying at the seventh rank among the Carriers; 40% of target Shares upon achieving or tying at the eighth rank among the Carriers; and no Shares upon achieving or tying at, or below, the ninth rank among the Carriers. If Shares covering the Second Award become eligible to vest, then Mr. Dunkerley must have remained an employee through November 15, 2014, in order for 2/3 of such Shares to vest, and remain an employee through November 15, 2015, in order for the remaining 1/3 of such Shares to vest.

        In the event of certain changes in control of the Company that occur prior to January 1, 2017 but during Mr. Dunkerley's employment or within 29 days of his employment termination if he is terminated without "cause" or he resigns for "good reason" (as such terms are defined in the New Agreement), the Performance Goal automatically will be deemed satisfied, the Performance Period for the measurement of all TSRs will end upon the date of the change in control, and the Committee will determine the portion of the Second Award, if any, that may become eligible to vest, as measured based on the shortened Performance Period. Shares covering the First Award and Second Award (the "Awards") will remain subject to their respective service-based vesting requirements following such change in control, except that to the extent the successor entity does not assume or substitute for such Awards, the service-based vesting requirements will lapse in full and such Shares covering the Awards that are deemed to have satisfied the performance-based vesting requirements will vest upon the change in control.

        Mr. Dunkerley may also be entitled to certain vesting acceleration of the First Award and Second Award on certain terminations of employment outside of a change of control, as described below under the heading "Mr. Dunkerley's Severance and Change in Control Benefits Under the New Agreement."

Long-Term Disability Benefits & Life Insurance

        In addition to the general benefits available to all employees (described below), the Company maintains a long-term disability plan for its executives, including the named executive officers. Pursuant to the Company's executive long-term disability plan, the Company's named executive officers are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month, for non-occupational injury or illness up until such executive reaches age 65 or for a period of 12 months after such executive reaches age 65. The Company also agreed, in the New Agreement (as it did in Mr. Dunkerley's prior employment agreement), to pay the premiums on a $300,000 life insurance policy for Mr. Dunkerley.

Severance and Change in Control Benefits

        The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers. Through severance benefits, the Company seeks to ensure the applicable named executive officer's commitment to the Company by providing income stability and protection in the event of such named executive officer's termination of employment in certain situations.

Change to Double-Trigger Vesting Acceleration

        Through change in control benefits, the Company seeks to provide each named executive officer with an incentive to remain with the Company through a potential period of uncertainty presented by a change in control. Equity awards granted to our named executive officers (other than Mr. Dunkerley) prior to 2011 become fully vested and/or exercisable upon a change in control. In light of emerging corporate governance best practices, the Compensation Committee determined that commencing in 2011, and in 2010 for Mr. Dunkerley, our named executive officer equity awards will accelerate vesting on a double-trigger (certain terminations of employment following a change in control) and not on a single-trigger change in control.

Mr. Dunkerley's Severance and Change in Control Benefits Under the New Agreement

        Under the New Agreement, if Mr. Dunkerley's employment is terminated without "cause" or by Mr. Dunkerley for "good reason" (as such terms are defined in the New Agreement) on or before January 1, 2017, then subject to Mr. Dunkerley entering into a release of claims in favor of the Company (a "Release"), Mr. Dunkerley will receive a lump-sum cash payment equal to three times his annual base salary and three times the average annual bonus he received in the prior 36 months, up to a maximum payment of $4,000,000. In such event, Mr. Dunkerley also will receive:

  (i)
  a prorated annual bonus, subject to the attainment of the applicable performance metrics, and with a rating of 1.0 for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m);

  (ii)
  100% vesting acceleration of the First Award and any future full-value awards subject to performance-based vesting similar to the First Award, as to which the applicable performance metrics already have been satisfied or deemed satisfied;

  (iii)
  with respect to the First Award and any future full-value awards subject to performance-based vesting similar to the First Award, as to which the applicable performance metrics have not yet been satisfied or deemed satisfied, such awards will remain outstanding following Mr. Dunkerley's employment termination until the date that the determination is made regarding the extent of achievement of the applicable performance metric, and will become fully vested to the extent that the applicable performance metric is satisfied by January 1, 2017;

  (iv)
  100% vesting acceleration of the Second Award and any future full-value awards subject to performance-based vesting similar to the Second Award, as to which the Performance Goal or other similar applicable performance metric has been satisfied as of the date of Mr. Dunkerley's employment termination, that have not yet completed their applicable performance period, but only to the extent such awards satisfy the applicable performance metrics as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley's employment termination;

  (v)
  with respect to the Second Award and any future full-value awards subject to performance-based vesting similar to the Second Award, that have not yet completed their applicable performance period and as to which the Performance Goal or other similar applicable performance metric is not certified as having been satisfied prior to Mr. Dunkerley's date of employment termination, such awards will remain outstanding until the date that the determination is made regarding the extent of achievement of the Performance Goal or similar applicable performance metric, upon which all or a portion of such awards will become fully vested if the Performance Goal or similar applicable performance metric is satisfied by January 1, 2017, but only to the extent the applicable performance metrics are satisfied as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley's employment termination;

  (vi)
  $3,000 per month through January 1, 2017;

  (vii)
  continued life insurance and disability benefits until January 1, 2017;

  (viii)
  continued travel benefits (as described below) until January 1, 2017 as if he remained an employee through such date;

  (ix)
  after January 1, 2017, certain benefits for Mr. Dunkerley, his spouse or domestic partner, and his dependents to travel on the Company's commercial flights for the remainder of Mr. Dunkerley's life, up to a maximum of $25,000 of imputed taxable income per calendar year; and

  (x)
  reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii.

        Subject to Mr. Dunkerley (or, in the event of his death, his beneficiary) entering into a Release, (a) if Mr. Dunkerley's employment is terminated after January 1, 2017 without cause and not as a result of his death, he will receive the travel benefits described in clause (ix) above, and (b) if Mr. Dunkerley's employment terminates prior to January 1, 2017 due to his death or disability or after

January 1, 2017, then he will receive the relocation reimbursements described in clause (x) above. If Mr. Dunkerley's employment terminates due to his death or disability, he will receive: (A) a prorated annual bonus subject to achievement of the applicable performance metrics; (B) the vesting benefits described in clause (iii) above, except that Mr. Dunkerley will be entitled only to the vesting of the portion of each award as to which he has satisfied the service-based vesting requirements; and (C) with respect to the equity awards described in clauses (iv) and (v) above, such awards will remain outstanding and be earned and paid as if Mr. Dunkerley had remained employed for the entire applicable performance period, except that Mr. Dunkerley will be entitled only to the vesting of that portion of each award as to which he has satisfied the service-based vesting requirements.

        Pursuant to the New Agreement, Mr. Dunkerley is subject to confidentiality (during and after his employment), non-competition (through January 1, 2017 and 12 months after employment termination), and non-disparagement and non-solicitation provisions (through January 1, 2017 and 24 months after employment termination). If any payment or benefits to Mr. Dunkerley results in any excise tax (or related interest or penalties) under Internal Revenue Code Sections 280G or 4999, such payments and benefits either will be paid in full or reduced to a level such that the excise taxes are not imposed, whichever provides a better after-tax result for Mr. Dunkerley.

Severance Benefits for Mr. Ingram

        Pursuant to the employment agreement with Mr. Ingram, if he is terminated other than for cause, and subject to his entering into a release of claims in favor of the Company, he will receive the following severance benefits:

  •
  a lump-sum payment of one year's base salary;

  •
  a lump-sum payment of one year's COBRA premiums for group medical and dental coverage; and

  •
  a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with an "on-target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

Severance Benefits for Messrs. Topping and Taniguchi and for Ms. Falvey

        Pursuant to the executive severance agreements with Messrs. Topping, Taniguchi and Ms. Falvey, if they are terminated other than for "cause" or voluntarily terminate for "good reason" (as defined in their severance agreements), and subject to their entering into a release of claims in favor of the Company, they will receive the following severance benefits:

  •
  a lump-sum payment of one year's base salary;

  •
  twelve months' payment of $3,000 per month in lieu of subsidized COBRA or other benefits; and

  •
  a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with an "on-target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

        The amount of benefits payable to each named executive upon termination or a change in control pursuant to the terms of their agreements are reported more fully under the heading "Potential Payments Upon Termination or Change in Control," below.

Personal Benefits

        Each named executive officer and certain members of his or her immediate family are entitled to free travel privileges on the Company's non-chartered flights. The Compensation Committee has provided this benefit after conferring with its independent compensation consultant and determining that this benefit is typical in the airline industry. Named executive officers are also reimbursed for the taxes imposed on the first $15,000 of positive space travel on the Company's flights, other than Mr. Dunkerley who is reimbursed for the taxes imposed on the first $25,000 of positive space travel on the Company's flights. In providing this benefit, the Compensation Committee determined that similar tax reimbursements are typical in the airline industry and that such a benefit represents an immaterial expense based on historical use of travel privileges.

        In 2011, the Compensation Committee approved two additional benefits for named executive officers. First, following retirement from the Company with either forty years of age and ten years of service, or fifty-five years of age and five years of service, former executives will be eligible for positive space travel on Company flights up to $15,000 annually. The former executive will be responsible for all taxes on this benefit.

        Second, if named executive officers retire following five years of service, the Company will provide them with access-only medical and prescription drug coverage for the former named executive officer and their eligible dependents until the end of the month in which the executive becomes Medicare eligible. The premiums for such coverage are fully payable by the former executives, with a cost significantly higher than for active employees, such that it is expected that this benefit will be approximately cost-neutral to the Company.

        The Compensation Committee approved these two additional benefits following consideration of market data, actuarial analysis (with respect to the medical and prescription drug benefit) and advice from its independent compensation consultant.

General Benefits

        The Company's named executive officers, like all eligible employees of the Company, are eligible to participate in the Company's health and welfare benefit plans and retirement savings plan (a 401(k) plan). The availability of such plans to the Company's employees generally is essential to attracting and retaining a productive workforce.

Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation

        The Compensation Committee considers various factors in designing a compensation program that provides the appropriate mix of long-term/short-term and cash/non-cash compensation. These factors include the value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing the various forms of compensation; and whether providing the various forms of compensation will help us achieve our long-term corporate objectives. This allows us to direct our resources to the incentives that are most likely to retain top executives and motivate desired behaviors—improving the likelihood of enhanced financial performance and stockholder value creation. We award long-term incentive compensation in order to achieve a variety of long-term objectives, including retaining talented executives, aligning executives' financial interests with the interests of stockholders, rewarding the achievement of our long-term corporate goals and lengthening executives' time horizons and focusing their attention on creating stockholder value. In determining the appropriate mix of compensation, the Compensation Committee also considers the accounting costs and dilutive impact of the various forms of compensation, as well as our ability to pay compensation in cash, as opposed to stock or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions

        As previously described in greater detail under the heading "Short-Term Incentive Compensation," in 2012, the Compensation Committee approved financial and non-financial performance targets, the achievement of which would contribute to the ability of the Company to obtain its financial, operating and strategic goals. As described above, the Company's financial performance targets are EBITDAR margin, revenue per available seat mile ("RASM") relative to objectives, cost per available seat mile ("CASM") relative to objectives, and return on invested capital. As described above, the Company's 2012 non-financial performance targets were measures of customer value, operational excellence and confidence among stakeholders. In addition, named executive officers' incentive compensation are subject to the limitations of the overall bonus pool, established by the Compensation Committee, expressed as a function of EBITDAR. Under these categories, the Compensation Committee evaluated the Company's 2012 performance and awarded 2012 Annual Incentive Compensation in the amounts reported in the Summary Compensation Table below and as detailed in the discussion under the subheading "2012 Annual Incentive Compensation."

Compensation Committee Discretion

        The Compensation Committee has determined that in administering the Company's current annual cash incentive compensation program, the Compensation Committee retains discretion to reduce the amount of incentives payable to named executive officers in the event a purely mathematical application of the performance criteria under such program results in potential incentive payments that do not properly reflect the Company's financial performance or such executives' performance for such year.

Determination of Equity-Based Awards Grant Dates

        The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted equity-based compensation at the following times: (i) on the date the executive receiving the grant is hired, and (ii) once annually under the Company's 2005 Stock Incentive Plan (the "Stock Incentive Plan"). For discretionary equity-based awards to named executive officers other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer for consideration and potential approval by the Compensation Committee, after consultation with its independent compensation consultant. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news which might affect the price of our Common Stock.

Stock Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership

        In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company's executive officers and non-employee directors with the interests of the Company's stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company's Common Stock equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary, as set forth below, and (ii) the number of shares determined by dividing the dollar amount determined as a multiple of annual base salary by the closing sales price of the Company's Common Stock on February 7, 2011, and to maintain this minimum amount throughout his or her tenure as an executive officer. The base salary multiples are as follows:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

Similar guidelines apply to any newly hired executive officers.

        Our non-employee directors are expected to accumulate and hold a number of shares of the Company's Common Stock equal to or greater than the lesser of (i) two times his or her annual retainer for service on the Board (excluding additional retainers associated with committee or chairman service, if any) and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company's Common Stock on February 7, 2011, and to maintain this minimum amount throughout his or her tenure on the Board. Similar guidelines apply to any newly elected non-employee directors.

        The stock ownership guidelines are expected to be achieved within five years for each executive officer and non-employee director, or within five years from the date service commences for new executive officers and non-employee directors. Unexercised stock options do not count for the purposes of computing shares held. Until the guidelines are achieved, our executive officers and non-employee directors are required to retain at least 50% of the net after-tax shares received as a result of exercising options or the delivery of full-value awards. We do not have any policies regarding hedging the economic risk of such ownership, although our Code of Ethics strictly prohibits trading while in the possession of material, non-public information regarding the Company.

Risk Assessment

        The Compensation Committee retained Frederic W. Cook & Co., its independent compensation consultant, to assist the Compensation Committee with its evaluation of the potential risks inherent in the Company's executive and non-executive compensation programs. Accordingly, in early 2013 Frederic W. Cook & Co. evaluated the Company's executive and non-executive compensation programs and provided a report to the Compensation Committee for their consideration. The report concluded that, among other things:

  •
  Incentive plans are well-aligned with compensation design principles that generally follow best practices,

  •
  Compensation plans are evaluated at least annually and monitored by an independent compensation committee who has the authority to amend or terminate plans or policies at any time,

  •
  The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function,

  •
  Management incentives are capped at 200% of the target award opportunity for individuals and the overall pool is capped at 133% of the amount allocated to the incentive pool; performance measures are broadly determined,

  •
  The equity plan is carefully managed as to overall participation, allocation of individual awards, and overall usage rates,

  •
  Equity awards have multi-year vesting periods with performance vesting criteria being added to one-half of the new equity awards beginning in 2011, and

  •
  Severance plans are closely managed and do not provide excessive severance benefits.

        Based on the Frederic W. Cook & Co., report and its own analysis, the Compensation Committee determined that the Company's compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.

2012 Say On Pay Advisory Vote; Frequency of Say on Pay Advisory Vote

        On May 24, 2012, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a Say On Pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 97% of stockholder votes cast in favor of our 2012 Say On Pay resolution. After considering this result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. We will hold an annual advisory stockholder vote to approve our named executive officer compensation until considering the results of our next Say On Pay frequency vote.

Tax and Accounting Treatment

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company's chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Stock Incentive Plan and the 2006 Incentive Plan have been structured to permit the Company to pay compensation in excess of $1 million per year to its executive officers without compromising the deductibility of such compensation under Section 162(m). However, the Compensation Committee retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders' interests. The Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) so qualifies.

Section 409A

        Section 409A of the Internal Revenue Code imposes a penalty tax on "nonqualified deferred compensation" that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. The Company does not guarantee that its benefits plans and arrangements all satisfy the requirements of Section 409A.

Accounting Treatment

        The Company accounts for stock-based compensation in accordance with the requirements of ASC 718. The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

The Role of Executive Officers in the Compensation Process

        The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself. The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers.

Compensation Recovery Policy (Clawback)

        On the recommendation of the Compensation Committee, the Board adopted the Company's "Recoupment Policy Relating to Incentive Compensation of Participants" for any bonus or incentive compensation paid after January 1, 2009. Pursuant to the Company's clawback policy, if any incentive compensation paid to a participant in the Company's annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board or a committee thereof. The Company's policy does not authorize the Company to recover any incentive compensation awarded more than two years prior to the date the applicable financial restatement is disclosed.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

The Compensation Committee Crystal K. Rose, Chair Lawrence S. Hershfield Bert T. Kobayashi, Jr. Richard N. Zwern

April 12, 2013

Summary Compensation Table

        The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2012, 2011 and 2010 to (1) the Chief Executive Officer, (2) the Chief Financial Officer, and (3) the three most highly compensated executive officers, for fiscal year 2012, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(4)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)		($)
Mark B. Dunkerley	2012	602,178	—	1,526,459	—	327,531	—	46,408	(5)	2,502,576
President and Chief	2011	600,000	—	—	—	937,512	—	75,373		1,612,885
Executive Officer	2010	591,212	—	4,682,294	—	1,006,779	—	65,647		6,345,932
Scott E. Topping	2012	330,000	—	342,843	—	84,816	—	110,406	(6)	868,065
Executive Vice President,	2011	42,500	50,000	337,050	—	40,000	—	9,598		479,148
Chief Financial Officer
and Treasurer
Peter R. Ingram	2012	395,000	—	352,642	—	101,522	—	45,850	(7)	895,014
Executive Vice President	2011	370,000	—	300,960	—	350,997	—	48,447		1,070,404
and Chief Commercial	2010	351,667	—	220,836	—	368,813	—	46,579		987,895
Officer
Barbara D. Falvey	2012	298,333	—	239,992	—	80,356	—	53,354	(8)	672,035
Senior Vice President,	2011	288,333	—	205,200	—	172,604	—	48,512		714,649
Human Resources	2010	280,000	—	186,420	—	239,096	—	51,627		757,143
Glenn G. Taniguchi	2012	315,000	—	239,992	—	69,401	20,195	41,922	(9)	686,510
Senior Vice President,	2011	288,333	—	205,200	—	209,388	40,725	39,123		782,769
Sales and Marketing	2010	266,250	—	220,836	—	225,447	44,065	38,943		795,541

(1)
Represents the grant date fair value of deferred stock units, restricted stock and restricted stock unit awards, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2012 in Hawaiian Holdings' 2012 Annual Report on Form 10-K, as filed with the SEC on February 8, 2013, for further discussion related to the assumptions used in our valuation.

(2)
Represents the grant date fair value of stock options, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2012 in Hawaiian Holdings' 2012 Annual Report on Form 10-K, as filed with the SEC on February 8, 2013, for further discussion related to the assumptions used in our valuation.

(3)
The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(4)
Represents the annual increase in pension value as calculated in accordance with ASC 715, Compensation—Retirement Benefits, for Mr. Taniguchi under the Hawaiian Airlines, Inc. Pension Plan for Salaried Employees. Please refer to Note 9 to our consolidated financial statements for the year ended December 31, 2012 in Hawaiian Holdings' 2012 Annual Report on Form 10-K, as filed with the SEC on February 8, 2013, for further discussion related to the assumptions used in the calculation of the pension value.

(5)
This amount includes (i) the Company's contributions to Mr. Dunkerley's 401(k) savings account in the amount of $17,600, (ii) a car allowance in the amount of $12,000, (iii) the incremental expense associated with Mr. Dunkerley's free aircraft travel, determined to be $2,550, (iv) reimbursement of taxes related to such travel in the amount of $1,235, (v) paid insurance premiums in the amount of $12,950, and (vi) club dues in the amount of $73.

(6)
This amount includes (i) the Company's contributions to Mr. Topping's 401(k) savings account in the amount of $2,079, (ii) a housing allowance in the amount of $12,517, (iii) a moving allowance in the amount of $77,569, (iv) the incremental expense associated with Mr. Topping's free aircraft travel, determined to be $2,426, (v) reimbursement of taxes related to such travel in the amount of $1,170, and (vi) paid insurance premiums in the amount of $14,645.

(7)
This amount includes (i) the Company's contributions to Mr. Ingram's 401(k) savings account in the amount of $17,600, (ii) the incremental expense associated with Mr. Ingram's free aircraft travel, determined to be $9,601, (iii) reimbursement of taxes related to such travel in the amount of $4,914, and (iv) paid insurance premiums in the amount of $13,735.

(8)
This amount includes (i) the Company's contributions to Ms. Falvey's 401(k) savings account in the amount of $17,600, (ii) the incremental expense associated with Ms. Falvey's free aircraft travel, determined to be $14,981, (iii) reimbursement of taxes related to such travel in the amount of $7,755, and (iv) paid insurance premiums in the amount of $13,018.

(9)
This amount includes (i) the Company's contributions to Mr. Taniguchi's 401(k) savings account in the amount of $17,600, (ii) the incremental expense associated with Mr. Taniguchi's free aircraft travel, determined to be $7,080, (iii) reimbursement of taxes related to such travel in the amount of $3,610, and (iv) paid insurance premiums in the amount of $13,632.

 Grants of Plan-Based Awards

        The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2012 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Mark B. Dunkerley	11/15/2012	(5)	—	—	—	—	176,367	176,367	—	1,017,638
	11/15/2012	(6)	—	—	—	—	88,184	132,276	—	508,821
	—		—	451,634	—	—	—	—	—	—
Scott E. Topping	2/8/2012		—	—	—	—	27,516	55,032	—	171,425
	2/8/2012		—	—	—	—	—	—	27,515	171,418
	—		—	247,500	—	—	—	—	—	—
Peter R. Ingram	2/8/2012		—	—	—	—	28,302	56,604	—	176,321
	2/8/2012		—	—	—	—	—	—	28,302	176,321
	—		—	296,250	—	—	—	—	—	—
Barbara D. Falvey	2/8/2012		—	—	—	—	19,261	38,522	—	119,996
	2/8/2012		—	—	—	—	—	—	19,261	119,996
	—		—	179,000	—	—	—	—	—	—
Glenn G. Taniguchi	2/8/2012		—	—	—	—	19,261	38,522	—	119,996
	2/8/2012		—	—	—	—	—	—	19,261	119,996
	—		—	189,000	—	—	—	—	—	—

(1)
This column reports the target bonus each named executive officer was eligible to earn in 2012 pursuant to the Company's 2006 Management Incentive Plan. Each named executive officer's bonus may be limited by the Company's bonus pool as described in the Compensation Discussion and Analysis section above. Mr. Dunkerley's employment agreement provides for a maximum bonus of 200% of his base salary.

(2)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to performance-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares, except for the RSUs granted to Mr. Dunkerley which are described in footnotes 5 and 6 below.

(3)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to time-based vesting and vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant.

(4)
This column shows the fair value of each Restricted Stock Award calculated in accordance with ASC 718.

(5)
Mr. Dunkerley was granted RSUs covering 176,367 shares on November 15, 2012, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2017 (the "Type A Performance Metric"). Subject to achieving the Type A Performance Metric, 2/3rds of the shares shall vest on November 15, 2014 and 1/3rd of the shares shall vest on November 15, 2015, subject to Mr. Dunkerley's continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(6)
Mr. Dunkerley was granted RSUs covering a target of 88,184 shares and a maximum of 132,276 shares on November 15, 2012, which shall vest, subject to Mr. Dunkerley's continued employment through each such date, as to 2/3rd of the shares on November 15, 2014 and 1/3rd of the shares on November 15, 2015, but any vested shares shall (i) not be delivered to Mr. Dunkerley unless the Type A Performance Metric (as defined in footnote 5 above) has been achieved prior to the date of first regularly scheduled Compensation Committee meeting following November 15, 2015, and (ii) only be delivered to the extent the Type B Performance Metric (as defined below) has been satisfied during the period commencing on the grant date and ending on the date of the Compensation Committee meeting described above. The Type B Performance Metric is the Company's relative stockholder return as compared to ten peer companies for the period commencing on November 15, 2012 and ending on November 15, 2015. The amount shown for the RSUs is the target vesting level, and they can be earned from 0% to 150% of the shares at the target vesting level subject to the Company's performance under the Type B Performance Metric. Vesting of the restricted stock as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

 Outstanding Equity Awards At Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2012, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark B. Dunkerley	6/10/2005(1)	300,000	—	5.00	6/10/2015
	7/25/2005(1)	744,000	—	4.62	7/25/2015
	5/25/2010(2)					198,112	1,301,596
	5/25/2010(3)							168,979	1,110,192
	11/15/2012(4)					176,367	1,158,731
	11/15/2012(5)							88,184	579,369
Scott E. Topping	10/31/2011(6)					21,000	137,970
	10/31/2011(6)							31,500	206,955
	2/8/2012(6)					27,515	180,774
	2/8/2012(6)							27,516	180,780
Peter R. Ingram	11/16/2005(7)	100,000	—	3.42	11/16/2015
	11/10/2006(7)	100,000	—	4.40	11/10/2016
	11/12/2007(7)	100,000	—	4.95	11/12/2017
	2/29/2008(7)	60,000	—	5.20	2/28/2013
	2/20/2009(7)	60,000	—	3.78	2/20/2014
	2/12/2010(7)					10,266	67,448
	2/7/2011(7)					14,666	96,356
	2/7/2011(7)							22,000	144,540
	2/8/2012(7)					28,302	185,944
	2/8/2012(7)							28,302	185,944
Barbara D. Falvey	7/25/2005(8)	60,473	—	4.62	7/25/2015
	8/29/2007(8)	39,800	—	3.45	8/29/2017
	2/29/2008(8)	30,000	—	5.20	2/28/2013
	2/20/2009(8)	40,000	—	3.78	2/20/2014
	2/12/2010(8)					8,666	56,936
	2/7/2011(8)					10,000	65,700
	2/7/2011(8)							15,000	98,550
	2/8/2012(8)					19,261	126,545
	2/8/2012(8)							19,261	126,545
Glenn G. Taniguchi	6/10/2005(9)	9,236	—	5.00	6/10/2015
	2/29/2008(9)	40,000	—	5.20	2/28/2013
	2/20/2009(9)	26,666	—	3.78	2/20/2014
	2/12/2010(9)					10,266	67,448
	2/7/2011(9)					10,000	65,700
	2/7/2011(9)							15,000	98,550
	2/8/2012(9)					19,261	126,545
	2/8/2012(9)							19,261	126,545

(1)
Mr. Dunkerley's options vest as follows: (i) with respect to the grant of options on June 10, 2005, 100,000 options vested on January 1, 2006, 100,000 options vested on January 1, 2007 and 100,000 options vested on January 1, 2008, and (ii) with respect to the grant of options on July 25, 2005, 248,000 options vested on January 1, 2006, 248,000 options vested on January 1, 2007 and 248,000 options vested on January 1, 2008.

(2)
Mr. Dunkerley was granted 477,802 shares of restricted stock on May 25, 2010, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date, which was achieved in the Company's last two fiscal quarters of 2010. 12/41 of the covered shares vested on May 25, 2011, 12/41 of the covered shares vested on May 25, 2012, an additional 12/41 of the covered shares will vest on May 25, 2013 and the final 5/41 of the covered shares will vest on November 7, 2013, subject to Mr. Dunkerley's continued employment with the Company through each such vesting date. Vesting of the restricted stock is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(3)
Mr. Dunkerley was granted 238,901 shares of restricted stock on May 25, 2010, which vest as follows: (i) 12/41 of the shares (the "First Tranche") vested on May 25, 2011, because the volume weighted average closing price of the Company's common stock equaled or exceeded $7.70 per share over any 20 trading day period, (ii) with respect to an additional 12/41 of the shares (the "Second Tranche"), on May 25, 2012, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $8.46 per share over any 20 trading day period commencing on May 25, 2011 and ending on May 25, 2012, which was not achieved, (iii) with respect to an additional 12/41 of the shares (the "Third Tranche"), on May 25, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 trading day period commencing on May 25, 2012 and ending on May 25, 2013, and (iv) with respect to the final 5/41 of the shares, on November 7, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 trading day period commencing on May 25, 2012 and ending on November 7, 2013. In the event that the target price for the Second or Third Tranches is not achieved during the second or third years, respectively, following May 25, 2010, but is subsequently achieved for a twenty trading day period ending after the second or third anniversaries, respectively, of May 25, 2010 and prior to November 7, 2013, then such tranche shall vest on such date, subject to Mr. Dunkerley's continued employment. Vesting of the restricted stock as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(4)
Mr. Dunkerley was granted RSUs covering 176,367 shares on November 15, 2012, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2017 (the "Type A Performance Metric"). Subject to achieving the Type A Performance Metric, 2/3rds of the shares shall vest on November 15, 2014 and 1/3rd of the shares shall vest on November 15, 2015, subject to Mr. Dunkerley's continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(5)
Mr. Dunkerley was granted RSUs covering a target of 88,184 shares and a maximum of 132,276 shares on November 15, 2012, which shall vest, subject to Mr. Dunkerley's continued employment through each such date, as to 2/3rd of the shares on November 15, 2014 and 1/3rd of the shares on November 15, 2015, but any vested shares shall (i) not be delivered to Mr. Dunkerley unless the Type A Performance Metric (as defined in footnote 4 above) has been achieved prior to the date of first regularly scheduled Compensation Committee meeting following November 15, 2015, and (ii) only be delivered to the extent the Type B Performance Metric (as defined below) has been satisfied during the period commencing on the grant date and ending on the date of the Compensation Committee meeting described above. The Type B Performance Metric is the Company's relative stockholder return as compared to ten peer companies for the period commencing on November 15, 2012 and ending on November 15, 2015. The amount shown for the RSUs is the target vesting level, and they can be earned from 0% to 150% of the shares at the target vesting level subject to the Company's performance under the Type B Performance Metric. Vesting of the restricted stock as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(6)
Mr. Topping's stock awards vest as follows: (i) with respect to the grants of RSUs on October 31, 2011, 10,500 vested on October 31, 2012, 10,500 vest on October 31, 2013 and 10,500 vest on October 31, 2014 and 31,500 are subject to performance-based vesting, in each case subject to Mr. Topping's continued employment, and (ii) with respect to the grants of RSUs on February 8, 2012, 9,172 vested on February 8, 2013, 9,172 vest on February 8, 2014 and 9,171 vest on February 8, 2015 and 27,516 are subject to performance-based vesting, in each case subject to Mr. Topping's continued employment. The amount shown for the performance-based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Topping's stock awards vest in full upon a double-trigger (certain terminations of employment following a change of control).

(7)
Mr. Ingram's options and stock awards vest as follows: (i) with respect to the grant of options on November 16, 2005, 33,334 options vested on November 16, 2006, 33,333 vested on November 16, 2007 and 33,333 options vested on November 16, 2008, (ii) with respect to the grant of options on November 10, 2006, 33,334 options vested on November 10, 2007, 33,333 options vested on November 10, 2008 and 33,333 options vested on November 10, 2009, (iii) with respect to the grant of options on November 12, 2007, 33,334 options vested on November 12, 2008, 33,333 options vested on November 12, 2009 and 33,333 options vested on November 12, 2010, (iv) with respect to the grant of options on February 29, 2008, 20,000 options vested on March 1, 2009, 20,000 options vested on March 1, 2010 and 20,000 options vested on March 1, 2011, (v) with respect to the grant of options on February 20, 2009, 20,000 options vested on February 20, 2010, 20,000 options vested on February 20, 2011 and 20,000 options vested on February 20, 2012, (vi) with respect to the grant of DSUs on February 12, 2010, 10,267 DSUs vested on February 12, 2011, 10,267 DSUs vested on February 12, 2012 and 10,266 DSUs vested on February 12, 2013 and were all were distributed on February 28, 2013, (vii) with respect to the grants of RSUs on February 7, 2011, 7,334 vested on February 7, 2012, 7,333 vested on February 7, 2013 and 7,333 vest on February 7, 2014 and 22,000 are subject to performance-based vesting, in each case subject to Mr. Ingram's continued employment, and (viii) with respect to the grants of RSUs on February 8, 2012, 9,434 vested on February 8, 2013, 9,434 vest on February 8, 2014 and 9,434 vest on February 8, 2015 and 28,302 are subject to performance-based vesting, in each case subject to Mr. Ingram's continued employment. The amount shown for the performance-based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Ingram's option and stock awards granted prior to 2011 vest in full upon a change in control of the Company and Mr. Ingram's stock awards granted in 2011 and 2012 vest in full upon a double-trigger (certain terminations of employment following a change of control).

(8)
Ms. Falvey's options and stock awards vest as follows: (i) with respect to the grant of options on July 25, 2005, 55,333 options vested on July 11, 2006, 55,333 options vested on July 11, 2007 and 55,334 options vested on July 11, 2008, (ii) with respect to the grant of options on August 29, 2007, 13,334 options vested on August 29, 2008, 13,333 options vested on August 29, 2009 and 13,333 options vested on August 29, 2010, (iii) with respect to the grant of options on February 29, 2008, 13,334 options vested on March 1, 2009, 13,333 options vested on March 1, 2010 and 13,333 options vested on March 1, 2011, (iv) with respect to the grant of options on February 20, 2009, 13,334 options vested on February 20, 2010, 13,333 options vested on February 20, 2011 and 13,333 options vested on February 20, 2012, (v) with respect to the grant of DSUs on February 12, 2010, 8,667 DSUs vested on February 12, 2011, 8,667 DSUs vested on February 12, 2012 and 8,666 DSUs vested on February 12, 2013 and all were distributed on February 28, 2013, (vi) with respect to the grants of RSUs on February 7, 2011, 5,000 vested on February 7, 2012, 5,000 vested on February 7, 2013 and 5,000 vest on February 7, 2014 and 15,000 are subject to performance-based vesting, in each case subject to Mr. Falvey's continued employment, and (vii) with respect to the grants of RSUs on February 8, 2012, 6,421 vested on February 8, 2013, 6,420 vest on February 8, 2014 and 6,420 vest on February 8, 2015 and 19,261 are subject to performance-based vesting, in each case subject to Mr. Falvey's continued employment. The amount shown for the performance-based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Ms. Falvey's option and stock awards granted prior to 2011 vest in full upon a change in control of the Company and Ms. Falvey's stock awards granted in 2011 and 2012 vest in full upon a double-trigger (certain terminations of employment following a change of control).

(9)
Mr. Taniguchi's options and stock awards vest as follows: (i) with respect to the grant of options on June 10, 2005, 9,236 options vested on June 10, 2008, (ii) with respect to the grant of options on February 29, 2008, 13,334 options vested on March 1, 2009, 13,333 options vested on March 1, 2010 and 13,333 options vested on March 1, 2011, (iii) with respect to the grant of options on February 20, 2009, 13,334 options vested on February 20, 2010, 13,333 options vested on February 20, 2011 and 13,333 options vested on February 20, 2012, (iv) with respect to the grant of DSUs on February 12, 2010, 10,267 DSUs vested on February 12, 2011, 10,267 DSUs vested on February 12, 2012 and 10,266 DSUs vested on February 12, 2013 and all were distributed on February 28, 2013, (v) with respect to the grants of RSUs on February 7, 2011, 5,000 vested on February 7, 2012, 5,000 vested on February 7, 2013 and 5,000 vest on February 7, 2014 and 15,000 are subject to performance-based vesting, in each case subject to Mr. Taniguchi's continued employment, and (vi) with respect to the grants of RSUs on February 8, 2012, 6,421 vested on February 8, 2013, 6,420 vest on February 8, 2014 and 6,420 vest on February 8, 2015 and 19,261 are subject to performance-based vesting, in each case subject to Mr. Taniguchi's continued employment. The amount shown for the performance-based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Taniguchi's option and stock awards granted prior to 2011 vest in full upon a change in control of the Company and Mr. Taniguchi's stock awards granted in 2011 and 2012 vest in full upon a double-trigger (certain terminations of employment following a change of control).

Option Exercises and Stock Vested

        The following table shows the stock options exercised and stock awards vested during fiscal year 2012, to each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark B. Dunkerley(1)	45,000	45,000	139,845	794,320
Scott E. Topping(2)	—	—	10,500	62,265
Peter R. Ingram(3)	—	—	25,934	156,180
Barbara D. Falvey(4)	10,000	11,251	19,500	117,632
Glenn G. Taniguchi(5)	—	—	21,000	127,504

(1)
Mr. Dunkerley exercised options to purchase 45,000 shares on November 5, 2012 at an exercise price of $4.99 per share. Mr. Dunkerely vested in 139,845 shares pursuant to a Type A Restricted Stock Award granted on May 25, 2010.

(2)
Mr. Topping vested in 10,500 shares pursuant to an RSU award granted October 31, 2011.

(3)
Mr. Ingram vested in 18,600 shares pursuant to DSU awards granted on February 20, 2009 and February 12, 2010 and 7,334 shares pursuant to an RSU award granted February 7, 2011.

(4)
Ms. Falvey exercised options to purchase 10,000 shares on August 20, 2012 at an exercise price of $5.20 per share. Ms. Falvey vested in 14,500 shares pursuant to DSU awards granted on February 20, 2009 and February 12, 2010 and 5,000 shares pursuant to an RSU award granted February 7, 2011.

(5)
Mr. Taniguchi vested in 16,100 shares pursuant to DSU awards granted on February 20, 2009 and February 12, 2010 and 5,000 shares pursuant to an RSU award granted February 7, 2011.

 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark B. Dunkerley	—	—	—	—	—
Scott E. Topping	—	—	—	—	—
Peter R. Ingram	—	—	23,716	—	543,356
Barbara D. Falvey	—	—	20,020	—	409,520
Glenn G. Taniguchi	—	—	23,716	—	441,056

(1)
Earnings are calculated by multiplying the number of outstanding DSUs by the increase in the Company's stock price since December 31, 2011.

        The table above reports the compensation that may be received by each named executive officer pursuant to outstanding DSU awards. With respect to Mr. Ingram, Ms. Falvey and Mr. Taniguchi, DSUs granted in fiscal year 2009 vested in three substantially equal installments on February 20, 2010, February 20, 2011 and February 20, 2012 and were distributed on February 21, 2012. With respect to Mr. Ingram, Ms. Falvey, and Mr. Taniguchi, DSUs granted in fiscal year 2010 vest in three substantially equal installments on February 12, 2011, February 12, 2012 and February 12, 2013 and were distributed on February 28, 2013.

Potential Payments Upon Termination or Change in Control

        We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of such executive officer's termination of employment or a change in control of the Company. Each named executive officer is required pursuant to the terms of his or her employment agreement or severance agreement to adhere to certain restrictive covenants in order to receive the severance payments specified below. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2012.

  Mr. Dunkerley.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon certain terminations of employment or a change in control of the Company as of December 31, 2012 for Mr. Dunkerley. Mr. Dunkerley is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or For Good Reason(1)	Death	Disability(2)	Qualifying Change in Control(3)
Lump Sum Payment	$4,000,000	$—	$—	$—
Performance/Incentive Bonus(4)	781,250	781,250	781,250	781,250
Continued Health Benefits(5)	180,000	—	—	180,000
Stock Awards(6)	2,460,327	—	—	2,460,327
Insurance Proceeds	—	300,000	2,079,000	—
Insurance Premium Reimbursement (Life, Medical, LTD and AD&D)	61,300	—	—	—
Travel Benefits(7)	—	—	—	—
Tax Gross Up(8)	—	—	—	—

Total	7,482,877	1,081,250	2,860,250	3,421,577

(1)
Mr. Dunkerley's employment agreement provides him with severance payments in a lump-sum cash payment equal to three times the sum of (x) his base salary, plus (y) his average annual bonus received in the prior 36 months, up to a maximum payment of $4,000,000 and (i) a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with a specified target rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m), (ii) in lieu of Company-subsidized COBRA, payments of $3,000 per month until January 1, 2017, (iii) continued medical, life insurance and disability benefits until January 1, 2017, (iv) continued travel benefits on Hawaiian's commercial aircraft for Mr. Dunkerley, his spouse or domestic partner and his dependents for the remainder of Mr. Dunkerley's life, up to an annual maximum of $25,000 of imputed taxable income per calendar year, (v) 100% vesting acceleration of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied, and (vi) reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii upon (1) termination of employment by the Company without "Cause" or (2) termination of employment by Mr. Dunkerley for "Good Reason." Such severance is subject to Mr. Dunkerley entering into a release of claims in favor of the Company, and if Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of his employment agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid. Mr. Dunkerley's continued insurance premiums and travel benefits are calculated based on the Company's fiscal 2012 expense for such benefits.

Under Mr. Dunkerley's employment agreement, "Cause" means (i) a material breach by Mr. Dunkerley of his obligations under his employment agreement, after he has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley's duties or Mr. Dunkerley's willful failure (other than any such failure resulting from the termination of Mr. Dunkerley's employment for death, disability, retirement or "Good Reason") to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company's reputation and standing in the community, or (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others.

Under Mr. Dunkerley's employment agreement, "Good Reason" means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with his duties as chief executive officer, or that reflect a material reduction of his powers and responsibilities, (ii) Mr. Dunkerley ceasing to report solely to the Board of Directors, (iii) a negative change to Mr. Dunkerley's title, (iv) the Company's material breach of any of the provisions of Mr. Dunkerley's employment agreement, or a material adverse change in the conditions of Mr. Dunkerley's employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs as are provided to other Company executive officers, (v) the relocation of the Company's principal executive offices to a location outside of the Honolulu area or the Company's requiring that Mr. Dunkerley be based anywhere other than the Company's principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley's position and responsibilities, (vi) following a "Change in Control" of the Company, Mr. Dunkerley not remaining as the chief executive officer of a successor publicly-traded Company or (vii) a failure by the Company to maintain directors' and officers' insurance as set forth in Mr. Dunkerley's employment agreement.

  Under Mr. Dunkerley's employment agreement, a "Change in Control" means any of the following (a) any person or persons acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 40% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the "Voting Stock") or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 40% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 40% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of Mr. Dunkerley's employment agreement (the "Original Directors") or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(2)
Pursuant to Mr. Dunkerley's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Dunkerley's employment were terminated as a result of his disability on December 31, 2012, Mr. Dunkerley would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Upon a "Qualifying Change in Control," any unvested Type A Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with all performance metrics deemed satisfied and any unvested Type B Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with the satisfaction of the performance metrics determined as of immediately prior to the consummation of the Qualifying Change in Control. If any such Type A or Type B Restricted Stock Awards are not so assumed or substituted, such Type A Restricted Stock Awards shall become 100% vested and such Type B Restricted Stock Awards shall become 100% vested with respect to any remaining service-based vesting and determining the satisfaction of the performance metrics as described above upon such Qualifying Change in Control.

  Under Mr. Dunkerley's employment agreement, a "Qualifying Change in Control" means any of the following (a) any person or persons acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 50% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the "Voting Stock") or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 50% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 50% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company.

(4)
Pursuant to Mr. Dunkerley's employment agreement, if Mr. Dunkerley's employment is terminated as a result of his death, disability, by the Company without "Cause" or by Mr. Dunkerley for "Good Reason," Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for such year in which Mr. Dunkerley's employment is terminated, subject to attaining the requisite performance milestones, with a rating of 1.0 for all objectives that are not intended to constitute performance-based compensation under Internal Revenue Code Section 162(m).

(5)
Pursuant to Mr. Dunkerley's employment agreement, if Mr. Dunkerley is terminated by the Company without "Cause" or by Mr. Dunkerley for "Good Reason" (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Dunkerley elects COBRA coverage, Mr. Dunkerley shall be entitled to receive continued payments of $3,000 per month through January 1, 2017.

(6)
Pursuant to Mr. Dunkerley's employment agreement, the vesting of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2012 ($6.57) by the number of shares of Common Stock underlying the unvested restricted stock held by Mr. Dunkerley on December 31, 2012. For purposes of this calculation, it is assumed that all of Mr. Dunkerley's restricted stock to which the performance metrics have already been satisfied will vest upon a "Qualifying Change in Control" (as defined in footnote 3 above).

(7)
Pursuant to Mr. Dunkerley's employment agreement, if Mr. Dunkerley's employment is terminated as a result of his death, disability, by the Company without "Cause" or by Mr. Dunkerley for "Good Reason," Mr. Dunkerley, his spouse or domestic partner and his dependents shall be entitled to continued travel benefits on Hawaiian's commercial aircraft for the remainder of Mr. Dunkerley's life, up to an annual maximum of $25,000 of imputed taxable income per calendar year.

(8)
For "Changes in Control," Mr. Dunkerley receives a "best results" excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Sections 280G or 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley.

  Mr. Topping.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of

December 31, 2012 for Mr. Topping. Mr. Topping's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$330,000	$—	$330,000
Performance/Incentive Bonus(2)	247,500	—	247,500
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	180,774
Insurance Proceeds(5)	—	2,068,000	—

Total	613,500	2,068,000	794,274

(1)
Mr. Topping's severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without "Cause" or by Mr. Topping for "Good Reason."

Under Mr. Topping's severance agreement, "Cause" means (i) repeated neglect by executive of his employment duties, executive's repeated material lack of diligence and attention in performing his employment duties, or executive 's repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company's reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company's reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company's and/or its parent company's corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company's House Rules.

Under Mr. Topping's severance agreement, "Good Reason" means (i) a material reduction by the Company in executive's annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive's relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Mr. Topping's severance agreement, if Mr. Topping's employment is terminated by the Company without "Cause" or by Mr. Topping for "Good Reason" (each as defined in footnote 1 above), Mr. Topping shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Topping's severance agreement, if Mr. Topping's employment is terminated by the Company without "Cause" or by Mr. Topping for "Good Reason" (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Topping elects COBRA coverage, Mr. Topping shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Topping's RSUs is accelerated if his employment is terminated by the Company without "Cause" or by Mr. Topping for "Good Reason" within 12 months following a "Change in Control" of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 30, 2012 ($6.57) by the number of shares of Common Stock underlying all RSUs held by Mr. Topping at December 31, 2012.

  Under the Company's stock option agreements and restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), a "Change in Control" means any of the following (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than by an employee benefit plan or in certain restructurings or combinations that do not affect the effective control of the Company by the stockholders immediately prior thereto, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) the occurrence of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 50% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; (c) the occurrence of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or (d) during any period of twelve (12) consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

  Under the Company's restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), "Good Reason" means (i) a material reduction of executive's duties, authority or responsibilities, (ii) a material reduction by the Company in executive's annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (iii) executive's relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(5)
Mr. Topping is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Topping's employment were terminated as a result of his disability on December 31, 2012, Mr. Topping would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

  Mr. Ingram.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2012 for Mr. Ingram. Mr. Ingram's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Ingram is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$423,773	$—	$423,773
Performance/Incentive Bonus(2)	300,000	—	—
Stock Awards(3)	—	—	349,748
Insurance Proceeds(4)	—	2,420,000	—

Total	723,773	2,420,000	773,521

(1)
Mr. Ingram's employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without "Cause" equal to his current annual base salary and his annual insurance premiums for medical and dental coverage.

Under Mr. Ingram's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram's duties, Mr. Ingram's repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Ingram's repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram thirty (30) days opportunity to cure, provided however that such notice and opportunity to cure shall not be required to be provided more than three (3) times during the Employment Period (as defined in the agreement) prior to termination, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules.

(2)
Pursuant to Mr. Ingram's employment agreement, if Mr. Ingram's employment is terminated by the Company without "Cause" (as defined in footnote 1 above) and subject to Mr. Ingram entering into a release of claims in favor of the Company, Mr. Ingram shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(3)
The vesting of Mr. Ingram's RSUs is accelerated if his employment is terminated by the Company without "Cause" (as defined in footnote 1 above) or by Mr. Ingram for "Good Reason" (as defined in footnote 3 to the termination table for Mr. Topping above) within 12 months following a "Change in Control" (as defined in footnote 3 to the termination table for Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2012 ($6.57) by the number of shares of Common Stock underlying all RSUs held by Mr. Ingram at December 31, 2012.

(4)
Mr. Ingram is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Ingram's employment were terminated as a result of his disability on December 31, 2012, Mr. Ingram would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

  Ms. Falvey.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2012 for Ms. Falvey. Ms. Falvey's receipt of any severance payments below is subject to her execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$300,000	$—	$300,000
Performance/Incentive Bonus(2)	180,000	—	180,000
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	249,181
Insurance Proceeds(5)	—	1,452,000	—

Total	516,000	1,452,000	765,181

(1)
Ms. Falvey's severance agreement provides her with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without "Cause" or by Ms. Falvey for "Good Reason."

Under Ms. Falvey's severance agreement, "Cause" means (i) repeated neglect by executive of her employment duties, executive's repeated material lack of diligence and attention in performing his employment duties, or executive 's repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company's reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company's reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company's and/or its parent company's corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company's House Rules.

  Under Ms. Falvey's severance agreement, "Good Reason" means (i) a material reduction by the Company in executive's annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive's relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Ms. Falvey's severance agreement, if Ms. Falvey's employment is terminated by the Company without "Cause" or by Ms. Falvey for "Good Reason" (each as defined in footnote 1 above), Ms. Falvey shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which she worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Ms. Falvey's severance agreement, if Ms. Falvey's employment is terminated by the Company without "Cause" or by Ms. Falvey for "Good Reason" (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Ms. Falvey elects COBRA coverage, Ms. Falvey shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Ms. Falvey's RSUs is accelerated if her employment is terminated by the Company without "Cause" (as defined in footnote 1 above) or by Ms. Falvey for "Good Reason" (as defined in footnote 2 to the termination table for Mr. Topping above) within 12 months following a "Change in Control" (as defined in footnote 3 to the termination table for Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 30, 2012 ($6.57) by the number of shares of Common Stock underlying all RSUs held by Ms. Falvey at December 31, 2012.

(5)
Ms. Falvey is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Ms. Falvey's employment were terminated as a result of her disability on December 31, 2012, Ms. Falvey would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

  Mr. Taniguchi.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2012 for Mr. Taniguchi. Mr. Taniguchi's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Base Salary(1)	$320,000	$—	$320,000
Performance/Incentive Bonus(2)	192,000	—	192,000
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	259,693
Insurance Proceeds(5)	—	132,000	—

Total	548,000	132,000	807,693

(1)
Mr. Taniguchi's severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without "Cause" or by Mr. Taniguchi for "Good Reason."

  Under Mr. Taniguchi's severance agreement, "Cause" means (i) repeated neglect by executive of his employment duties, executive's repeated material lack of diligence and attention in performing his employment duties, or executive 's repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company's reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company's reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company's and/or its parent company's corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company's House Rules.

  Under Mr. Taniguchi's severance agreement, "Good Reason" means (i) a material reduction by the Company in executive's annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive's relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Mr. Taniguchi's severance agreement, if Mr. Taniguchi's employment is terminated by the Company without "Cause" or by Mr. Taniguchi for "Good Reason" (each as defined in footnote 1 above), Mr. Taniguchi shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Taniguchi's severance agreement, if Mr. Taniguchi's employment is terminated by the Company without "Cause" or by Mr. Taniguchi for "Good Reason" (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Taniguchi elects COBRA coverage, Mr. Taniguchi shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Taniguchi's RSUs is accelerated if his employment is terminated by the Company without "Cause" (as defined in footnote 1 above) or by Mr. Taniguchi for "Good Reason" (as defined in footnote 2 to the termination table for Mr. Topping above) within 12 months following a "Change in Control" (as defined in footnote 3 to the termination table for Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2012 ($6.57) by the number of shares of Common Stock underlying all RSUs held by Mr. Taniguchi at December 31, 2012.

(5)
Mr. Taniguchi is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Taniguchi's employment were terminated as a result of his disability on December 31, 2012, Mr. Taniguchi would be entitled to a supplemental disability benefit of up to $11,000 per month, for a maximum of 12 months, as described in the Compensation Discussion and Analysis section above.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, our Compensation Committee included Mr. Budge, Mr. Hershfield, Mr. Kobayashi, Ms. Rose and Mr. Zwern. No member of the Compensation Committee has at any time been an employee of ours, except for Mr. Hershfield who previously served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 25, 2013 (except as otherwise noted in the footnotes) of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of March 25, 2013. The table is based on 51,919,060 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of March 25, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Artisan Partners Holdings LP	4,161,500	(1)	8.0% of Common Stock
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Whitebox Advisors, LLC	3,143,059	(2)	6.1% of Common Stock
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416
BlackRock, Inc.	2,757,677	(3)	5.3% of Common Stock
40 East 52nd Street
New York, NY 10022
Schroder Investment Management North America Inc.	2,670,000	(4)	5.1% of Common Stock
875 Third Ave., 22nd Floor
New York, NY 10022
International Association of Machinists and
Aerospace Workers	1		100% of Series B Special
1771 Commerce Drive,			Preferred Stock (constituting
Ste. 103 Elk Grove, IL 60007			33.3% of all Special Preferred
Attn: Rich Delaney			Stock)
Association of Flight Attendants	1		100% of Series C Special
501 Third Street,			Preferred Stock (constituting
N.W. Washington, DC 20001			33.3% of all Special Preferred
Attn: Edward Gilmartin, Esq.			Stock)
Hawaiian Master Executive Council	1		100% of Series D Special
c/o Air Line Pilots Association			Preferred Stock (constituting
3375 Koapaka Street,			33.3% of all Special Preferred
Suite F-238-10 Honolulu, HI 96819			Stock)
Attn: Master Chair, Hawaiian MEC
Gregory S. Anderson**	54,172	(5)	Common Stock*
Brian E. Boyer**	19,038	(6)	Common Stock*

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Mark B. Dunkerley**	1,717,097	(7)	3.3% of Common Stock
Lawrence S. Hershfield**	1,082,151	(8)	2.1% of Common Stock
Randall L. Jenson**	949,240	(9)	1.8% of Common Stock
Bert T. Kobayashi, Jr.**	74,572	(10)	Common Stock*
Tomoyuki Moriizumi**	12,371	(11)	Common Stock*
Samson Poomaihealani**	24,515	(12)	Common Stock*
Crystal K. Rose**	69,173	(13)	Common Stock*
William S. Swelbar**	59,173	(14)	Common Stock*
Richard N. Zwern**	21,268	(15)	Common Stock*
Barbara D. Falvey**	189,641	(16)	Common Stock*
Peter R. Ingram**	462,714	(17)	Common Stock*
Glenn G. Taniguchi**	95,952	(18)	Common Stock*
Scott E. Topping**	12,345	(19)	Common Stock*
Directors and executive officers as a group (18 persons)	4,291,327	(20)	8.3% of Common Stock

*
Less than 1%

**
Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
The information reported is based solely on a Schedule 13G/A filed with the SEC on February 7, 2013 that indicates that Artisan Partners Holdings LP ("Artisan Holdings"), Artisan Investment Corporation ("Artisan Corp."), Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investments GP LLC ("Artisan Investments"), ZFIC, Inc. ("ZFIC"), Andrew A. Ziegler and Carlene M. Ziegler (together with Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC and Andrew A. Ziegler, the "Artisan Parties") are the beneficial owners of 4,161,500 of the shares. Artisan Partners is an investment adviser, and the shares were acquired on behalf of discretionary clients of Artisan Partners who have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares, and no such client is known to have such right or power with respect to more than five percent of this class of securities. Artisan Partners holds the 4,161,500 shares, including 2,701,800 shares on behalf of Artisan Partners Funds, Inc. ("Artisan Funds"). Artisan Holdings is the sole limited partner of Artisan Partners. Artisan Investments is the general partner of Artisan Partners. Artisan Corp. is the general partner of Artisan Holdings. ZFIC is the sole stockholder of Artisan Corp. Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Artisan Funds is an investment company. The Artisan Parties have sole voting power over no shares, shared voting power over 3,937,500 shares, sole dispositive power over no shares and shared dispositive power over 4,161,500 shares. Artisan Funds has sole voting power over no shares, shared voting power over 2,701,800 shares, sole dispositive power over no shares and shared dispositive power over 2,701,800 shares.

(2)
The information reported is based solely on a Schedule 13G/A filed with the SEC on February 13, 2013, in which Whitebox Advisors, LLC ("WA") reported that it had shared voting and shared dispositive power over 3,143,059 shares. This number includes (a) 3,143,059 shares acting as investment advisor to its client, (b) 2,051,138 shares deemed beneficially owned by Whitebox Multi-Strategy Advisors, LLC ("WMSA"), (c) 2,051,138 shares deemed beneficially owned by Whitebox Multi-Strategy Partners, L.P. ("WMSP") as a result of its ownership of convertible bonds and common stock, (d) 2,051,138 shares deemed beneficially owned by Whitebox Multi-Strategy Fund, L.P. ("WMSFLP") as a result of its indirect ownership of convertible bonds and common stock, (e) 2,051,138 shares deemed beneficially owned by Whitebox Multi-Strategy Fund, Ltd. ("WMSFLTD") as a result of its indirect ownership of convertible bonds and common stock, (f) 643,246 shares deemed beneficially owned by Whitebox Concentrated Convertible Arbitrage Advisors, LLC ("WCCAA"), (g) 643,246 shares deemed beneficially owned by Whitebox Concentrated Convertible Arbitrage Partners, L.P. ("WCCAP") as a result of its ownership of convertible bonds and common stock, (h) 643,246 shares deemed beneficially owned by Whitebox Concentrated Convertible Arbitrage Fund, L.P. ("WCCAFLP") as a result of its indirect ownership of convertible bonds and common stock, (i) 643,246 shares deemed beneficially owned by Whitebox Concentrated Convertible Arbitrage Fund, Ltd. ("WCCAFLTD") as a result of its indirect ownership of convertible bonds and common stock, (j) 243,015 shares deemed beneficially owned by Pandora Select Advisors, LLC ("PSA"), (k) 243,015 shares deemed beneficially owned by Pandora Select Partners, L.P. ("PSP") as a result of its ownership of common stock, (l) 243,015 shares deemed beneficially owned by Pandora Select Fund, LP ("PSFLP") as a result of its indirect ownership of common stock, (m) 243,015 shares deemed beneficially owned by Pandora Select Fund, Ltd. ("PSFLTD") as a result of its indirect ownership of common stock, (n) 64,124 shares deemed beneficially owned by Whitebox Long Short Equity Fund ("WLSEF"), (o) 20,052 shares deemed beneficially owned by Whitebox Tactical Opportunities Fund ("WTOP"), and (p) 121,484 shares deemed beneficially owned by HFR RVA Combined Master Trust ("HFR") as a result of its ownership of convertible bonds and common stock. The principal business address of WA, WMSA, WMSFLP, WCCAA, WCCAFLP, PSA, PSFLP, WLSEF and WTOP is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416. The principal business address of WMSP, WMSFLTD, WCCAP, WCCAFLTD, PSP and PSFLTD is Appleby Corporate Services (BVI) Limited, Jayla Place, P.O. Box 3190, Road Town, Tortola, British Virgin Islands. The principal business address of HFR is 65 Front Street, Hamilton, HM 11, Bermuda.

(3)
Based solely on information reported by BlackRock, Inc. ("BlackRock") on Schedule 13G/A filed with the SEC on February 8, 2013, BlackRock has sole voting and dispositive power with respect to all reported shares. Various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares, and no one person's interest in the shares is more than five percent of the total outstanding common shares.

(4)
The information reported is based solely on a Schedule 13G filed with the SEC on February 13, 2013 that indicates that Schroder Investment Management North America Inc., Schroder Investment Management North America Ltd and Schroder Investment Management Ltd (together, the "Schroder Parties") are the beneficial owners of 2,670,000 shares. Schroder Investment Management North America Inc. beneficially owns 1,594,400 shares with sole voting and sole dispositive power over all shares. Schroder Investment Management North America Ltd beneficially owns 79,300 shares with sole voting and sole dispositive power over all shares. Schroder Investment Management Ltd beneficially owns 996,300 shares with sole voting and sole dispositive power over all shares. Schroder Investment Management North America Inc. is an investment advisor. Schroder Investment Management Ltd is an investment advisor under common control with Schroder Investment Management North America Inc. Schroder Investment Management North America Ltd disclaims the existence of a group. The Schroder Parties have sole voting power over 1,594,400 shares, shared voting power over 1,075,600 shares and sole dispositive power over all of the shares. Schroder Investment Management Ltd is located in the United Kingdom at 31 Gresham Street, London EC2V 7QA.

(5)
Represents (i) 33,469 shares of Common Stock owned directly by Mr. Anderson, (ii) 9,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(6)
Represents (i) 5,000 shares of Common Stock owned directly by Mr. Boyer, (ii) 3,334 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(7)
Represents (i) 673,097 shares of Common Stock owned directly by Mr. Dunkerley and (ii) 1,044,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013.

(8)
Represents (i) 788,567 shares of Common Stock deemed beneficially held through RC Aviation Management (ii) 132,880 shares of Common Stock owned directly by Mr. Hershfield, (iii) 150,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iv) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(9)
Represents (i) 788,567 shares of Common Stock deemed beneficially held through RC Aviation Management (ii) 39,969 shares of Common Stock owned directly by Mr. Jenson, (iii) 110,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iv) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(10)
Represents (i) 45,869 shares of Common Stock owned directly by Mr. Kobayashi, (ii) 3,000 shares of Common Stock owned by Mr. Kobayashi's wife, (iii) 14,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iv) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(11)
Represents (i) 1,667 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (ii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(12)
Represents (i) 8,811 shares of Common Stock owned directly by Mr. Poomaihealani, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(13)
Represents (i) 33,469 shares of Common Stock owned directly by Ms. Rose, (ii) 25,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(14)
Represents (i) 33,469 shares of Common Stock directly owned by Mr. Swelbar, (ii) 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(15)
Represents (i) 8,897 shares of Common Stock directly owned by Mr. Zwern, (ii) 1,667 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 10,704 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

(16)
Represents (i) 49,368 shares of Common Stock owned directly by Ms. Falvey and (ii) 140,273 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013.

(17)
Represents (i) 102,714 shares of Common Stock owned directly by Mr. Ingram and (ii) 360,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013.

(18)
Represents (i) 60,050 shares of Common Stock owned directly by Mr. Taniguchi and (ii) 35,902 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013.

(19)
Represents 12,345 shares of Common Stock owned directly by Mr. Topping.

(20)
Represents (i) 2,124,446 shares of Common Stock beneficially owned by all of our directors and executive officers, which includes 788,567 shares of Common Stock deemed beneficially held by RC Aviation Management for Mr. Hershfield and Mr. Jenson, (ii) 2,059,841 shares of Common Stock underlying stock options that are exercisable within 60 days of March 25, 2013 and (iii) 107,040 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 25, 2013.

Special Preferred Stock

        The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Mr. Poomaihealani is the IAM's designee to the Board of Directors, Mr. Swelbar is the AFA's designee to the Board of Directors and Mr. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-Laws. If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

        We are not aware of any arrangement that might result in a change in control in the future.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides the specified information as of December 31, 2012, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	4,214,386	(1)	$4.54	7,501,564
Equity compensation plans not approved by security holders	—		—	—
Total	4,214,386		$4.54	7,501,564

(1)
Includes 2,435,676 shares subject to outstanding options, 337,541 shares subject to deferred stock units and 1,441,169 shares subject to restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director's continued service in light of that change.

Related Party Transactions

        During 2012, the Company did not engage in any related party transactions.

 REPORT OF THE AUDIT COMMITTEE

        The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company's management. The Audit Committee's purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

        The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2012 and discussed such statements with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as amended.

        The Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee, and discussed with Ernst & Young its independence.

        Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2012.

        This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

The Audit Committee

Gregory S. Anderson, Chairman
Randall L. Jenson
Bert T. Kobayashi, Jr.
Richard N. Zwern

April 12, 2013

 PROPOSAL 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

        The Audit Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2012 fiscal year were audited and reported upon by Ernst & Young.

        Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

        Neither our Amended By-Laws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2012 and 2011.

Audit Fees

        Fees for audit services rendered by Ernst & Young to us totaled $1.5 million and $1.6 million for 2012 and 2011, respectively. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Audit-Related Fees

        Fees for audit-related services rendered by Ernst & Young to us totaled $0.1 million for each of 2012 and 2011, consisting entirely of fees for the audit of Hawaiian's employee benefit plans in 2012 and 2011. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Tax Fees

        Fees for tax services rendered by Ernst & Young to us totaled $0.2 million and $0.4 million in 2012 and 2011, respectively. Tax fees consist primarily of fees for the preparation of federal, state and foreign tax returns, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Other Fees

        Ernst & Young did not provide any professional services during fiscal 2012 or 2011 other than those described under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Audit Committee Pre-Approval Policies

        The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC's rules in the "Executive Compensation" section of this proxy statement beginning on page 17 above. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders' concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

        Following is a summary of some of the key points of our 2012 executive compensation program. See the "Executive Compensation" section beginning on page 17 for more information.

        Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, recent improvements to the Company's executive compensation program include:

  •
  For our CEO, effective with his new November 2012 employment agreement, moving to annual consideration of equity grants instead of an up-front larger equity grant intended to cover multiple years as in his prior employment agreements.

  •
  Ahead of the required July 1, 2013 effective date under Nasdaq final rules finalized in January 2013, the Compensation Committee in February 2013 considered any potential conflict of interest posed by its compensation consultant and outside legal counsel, based upon the independence factors specified under the Nasdaq final rules.

  •
  Consistent with the direction of 97% of stockholder votes cast in 2011 and consistent with management's recommendation to our stockholders, adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this 2013 proxy statement.

  •
  Capping our annual incentive compensation payout at 200% of the target award opportunity for any individual participant, commencing in 2011 (the CEO's annual incentive is capped at 200% of base salary). This is in addition to the overall aggregate payout cap of 133% of the amount allocated to the incentive pool.

  •
  Establishing stock ownership and share retention guidelines for executive officers and our non-employee directors in 2011.

  •
  Eliminating the golden parachute excise tax gross-up for our president and chief executive officer, Mr. Dunkerley, effective as of May 25, 2011.

  •
  Moving from single-trigger equity compensation vesting on a change in control to double-trigger vesting (triggered upon certain terminations of employment following a change in control) for equity grants made to Mr. Dunkerley in 2010, and for the rest of our named executive officers in 2011.

  •
  Making 100% of Mr. Dunkerley's 2012 and 2013 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

  •
  Making a substantial portion of other executive officers' 2012 and 2013 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

  •
  Engaging Frederic W. Cook & Co. to assist the Compensation Committee with its evaluation of the Company's compensation programs and policies, including the programs and policies for non-executive officers, with respect to potential risks the programs and policies may create.

  •
  Implementing a clawback policy to recover certain compensation in the event of a financial restatement.

        We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

OTHER MATTERS

        We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2012, except for a transaction that should have been reported on Form 4 by November 2, 2012 for Scott E. Topping, which was actually reported on November 8, 2012 and a transaction that should have been reported on Form 4 by May 29, 2012 for Mark Dunkerley, which was actually reported on April 5, 2013.

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 13, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

        In order to be properly brought before the 2013 annual meeting of stockholders, a stockholder's notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2012 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC Rule 14a-8) must be received no later than the close of business on February 21, 2014, and no earlier than the close of business on January 22, 2014, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 22, 2014. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the specified information concerning the proposal or nominee as described in our Amended By-Laws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended By-Laws and

SEC requirements. We will not consider any proposal or nomination that does not meet the Amended By-Laws and SEC requirements for submitting a proposal or nomination.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

        Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2012 Annual Report to Stockholders which includes financial statements for the year ended December 31, 2012, as well as other information about our activities, are available at http://www.astproxyportal.com/ast/17758. The 2012 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

        A COPY OF THIS PROXY STATEMENT AND THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2012, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: HOYT H. ZIA, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Gregory S. Anderson O Mark B. Dunkerley O Lawrence S. Hershfield O Randall L. Jenson O Bert T. Kobayashi, Jr. O Tomoyuki Moriizumi O Crystal K. Rose O Richard N. Zwern 2. To ratify Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF HAWAIIAN HOLDINGS, INC. Wednesday, May 22, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20830300000030000000 5 052213 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758 OWNERSHIP QUESTIONNAIRE Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens (See reverse side of this card for additional information.) A box must be checked in order for this card to be considered valid Please check if owner of record is a U.S. Citizen Please check if owner of record is a NOT U.S. Citizen

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 HAWAIIAN HOLDINGS, INC. Proxy for Annual Meeting of Stockholders on May 22, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Scott E. Topping and Hoyt H. Zia as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side thereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned at the close of business on March 25, 2013 at the Annual Meeting of Stockholders to be held May 22, 2013 at 10:00 a.m. Hawaii time at The Hilton Hawaiian Village Beach Resort and Spa at 2005 Kalia Road, Honolulu, Hawaii, and at any adjournment thereof. (Continued and to be signed on the reverse side.) OWNERSHIP QUESTIONNAIRE In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship. The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15). 41102. To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc. The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following: • an individual who is a citizen of the United States; • a partnership each of whose partners is an individual who is a citizen of the United States; • a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

QuickLinks

GENERAL INFORMATION
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Supplemental Director Compensation Table—Outstanding Stock Awards
Supplemental Director Compensation Table—Outstanding Options
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Corporate Financial Performance Goals
Corporate Non-Financial Performance Goals
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change in Control
Compensation Committee Interlocks and Insider Participation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013
PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT